                                                                     EXHIBIT 4.6


                                    FORM OF

                 _____________________________________________

                             COLLATERAL AGENCY AND
                            INTERCREDITOR AGREEMENT

                        Dated as of September 1, 1998

                                     among

                   General American Railcar Corporation II,
                                  as Company,

                      The First National Bank of Chicago,
                             as Collateral Agent,

                          GARC II 98-A Railcar Trust
         By: Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (GARC II 98-A)
                   as Initial Owner Trustee (GARC II 98-A),

                          GARC II 98-B Railcar Trust
         By: Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (GARC II 98-B)
                   as Initial Owner Trustee (GARC II 98-B),

                          GARC II 98-C Railcar Trust
         By: Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (GARC II 98-C)
                   as Initial Owner Trustee (GARC II 98-C),

                     State Street Bank and Trust Company,
                 as Initial Indenture Trustee (GARC II 98-A),

                     State Street Bank and Trust Company,
                 as Initial Indenture Trustee (GARC II 98-B),

                     State Street Bank and Trust Company,
                 as Initial Indenture Trustee (GARC II 98-C),

                 General American Transportation Corporation,
                                  as Manager

                                      and

                 General American Transportation Corporation,
                             as Insurance Manager

                 _____________________________________________

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.
         DEFINITIONS........................................................................................   2

SECTION 2.
         THE COLLATERAL.....................................................................................  19
               Section 2.1.  Security Interest and Collateral Assignment....................................  19
               Section 2.2.  Priority.......................................................................  20
               Section 2.3.  Continuance of Security........................................................  20
               Section 2.4.  No Transfer of Duties..........................................................  21
               Section 2.5.  Maintenance of Collateral......................................................  21
               Section 2.6.  Releases.......................................................................  22
               Section 2.7.  Termination and Release of Rights..............................................  22

SECTION 3.
         THE ACCOUNTS.......................................................................................  23
               Section 3.1.  Establishment of Accounts......................................................  23
               Section 3.2.  Deposits to the Collection Account and Non-Shared Payments
                                 Account....................................................................  24
               Section 3.3.  Application of Amounts on Deposit in the Non-Shared Payments
                                 Account....................................................................  24
               Section 3.4.  Application of Amounts on Deposit in the Collection
                                 Account....................................................................  24
               Section 3.5.  Application of Amounts in the Stipulated Loss Value
                                 Deficiency Account.........................................................  29
               Section 3.6.  Application of Amounts in the Liquidity Reserve Account........................  30
               Section 3.7.  Application of Amounts in the Special Reserves Account and
                                 Special Insurance Reserves Account.........................................  30
               Section 3.8.  Release of Amounts in Cash Trapping Account....................................  30
               Section 3.9.  Application of Amounts in Excess  Cash Account.................................  31
               Section 3.10. Security Interest in Accounts..................................................  31
               Section 3.11. Notice of Amounts Owed.........................................................  31
               Section 3.12. Investment of Funds in the Accounts............................................  32
               Section 3.13. Disposition of Accounts Upon Retirement of Secured
                                 Obligations................................................................  32
               Section 3.14. Account Balance Statements.....................................................  33

SECTION 4.
         CERTAIN AGREEMENTS AMONG THE SECURED PARTIES.......................................................  33
               Section 4.1.  Priority of Security Interests.................................................  33
               Section 4.2.  Exercise of Rights.............................................................  33
               Section 4.3.  Actions Upon a Lease Event of Default..........................................  34

               Section 4.4.  Exercise of Remedies and Application of Proceeds...............................  35
               Section 4.5.  Receipt of Money or Proceeds...................................................  35
               Section 4.6.  Additional Beneficiaries......................................................  35

SECTION 5.
         THE COLLATERAL AGENT..............................................................................   36
               Section 5.1.  Appointment and Duties of Collateral Agent....................................   36
               Section 5.2.  Rights of Collateral Agent; Limitation of Liability...........................   36
               Section 5.3.  Lack of Reliance on the Collateral Agent......................................   38
               Section 5.4.  Indemnification; Bankruptcy...................................................   38
               Section 5.5.  Resignation or Removal of the Collateral Agent................................   39
               Section 5.6.  Relationships with Collateral Agent...........................................   39

SECTION 6.
         REPRESENTATIONS, WARRANTIES AND COVENANTS
         OF THE COMPANY...................................................................................    40
               Section 6.1.  Representations and Warranties................................................   40
               Section 6.2.  General Covenants.............................................................   42
               Section 6.3.  Covenants.....................................................................   46
               Section 6.4.  Operation of Units; Leases....................................................   47

SECTION 7.
         REPRESENTATIONS AND WARRANTIES
         OF THE BENEFICIARIES..............................................................................   48
               Section 7.1.  Representations and Warranties................................................   48

SECTION 8.
         MISCELLANEOUS.....................................................................................   49
               Section 8.1.  Agreement for Benefit of Parties Hereto.......................................   49
               Section 8.2.  Severability..................................................................   49
               Section 8.3.  Notices.......................................................................   49
               Section 8.4.  Successors and Assigns........................................................   51
               Section 8.5.  Counterparts..................................................................   51
               Section 8.6.  Governing Law.................................................................   51
               Section 8.7.  Consent To Jurisdiction.......................................................   51
               Section 8.8.  Waiver of Jury Trial..........................................................   52
               Section 8.9.  Amendment; Waiver.............................................................   52
               Section 8.10. Headings......................................................................   52
               Section 8.11. Termination...................................................................   52
               Section 8.12. Entire Agreement..............................................................   52
               Section 8.13. Limitation of Liability.......................................................   53

                                                       [Intercreditor Agreement]

               Section 8.14.  Conflict With Other Agreements...............................................   53
               Section 8.15.  Consequential Damages........................................................   53
               Section 8.16.  No Petition in Bankruptcy....................................................   53
               Section 8.17.  No Partnership Created.......................................................   53

ANNEXES

Annex A        -  Form of Designation Letter

                             COLLATERAL AGENCY AND
                            INTERCREDITOR AGREEMENT

          This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this "Agreement") dated as of September 1, 1998, among General American Railcar Corporation II, a Delaware corporation (the "Company" or the "Lessee"), State Street Bank and Trust Company, acting in its capacity as the trustee under the Trust Indenture and Security Agreement (GARC II 98-A) (the "Initial Indenture Trustee (GARC II 98-A)"), State Street Bank and Trust Company, acting in its capacity as the trustee under the Trust Indenture and Security Agreement (GARC II 98-B) (the "Initial Indenture Trustee (GARC II 98-B)"), State Street Bank and Trust Company, acting in its capacity as the trustee under the Trust Indenture and Security Agreement (GARC II 98-C) (the "Initial Indenture Trustee (GARC II 98-
C)"), GARC II 98-A Railcar Trust, by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (GARC II 98-
A) (the "Initial Owner Trustee (GARC II 98-A)"), GARC II 98-B Railcar Trust, by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement (GARC II 98-B) (the "Initial Owner Trustee (GARC II 98-B)"), GARC II 98-C Railcar Trust, by Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreements (GARC II 98-C) (the "Initial Owner Trustee (GARC II 98-C)"), General American Transportation Corporation acting in its capacity as Manager (the "Manager") under the Management Agreement, and acting as Insurance Manager (the "Insurance Manager") under the Insurance Agreement and The First National Bank of Chicago, acting in its capacity as the collateral agent appointed hereunder for the Beneficiaries, (the "Collateral Agent").


                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Company is a special purpose subsidiary of Lessee Parent organized to engage in the full service railcar leasing business, to lease the Equipment from the Lessors pursuant to the Leases and sublease the Equipment to Sublessees pursuant to the Car Service Contracts;

     WHEREAS, the Lenders will make loans to the Lessors for the purpose of financing Equipment to be leased to the Company;

     WHEREAS, the Company has entered into a Management Agreement and Insurance Agreement pursuant to which the Manager and the Insurance Manager will provide certain services to the Company as provided in such agreements;

     WHEREAS, the parties hereto desire to enter into this Agreement to set forth their mutual understanding with respect to (a) the distribution of Collections, (b) the exercise of certain rights of the Company under the Company Documents, (c) the appointment of the Collateral Agent and (d) certain other matters set forth herein.

                                                       [Intercreditor Agreement]

     NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

                                  SECTION 1.
                                  DEFINITIONS

     Section 1.1.  Definitions.  Capitalized terms not otherwise defined herein
                   -----------
shall have the respective meanings assigned thereto in the Leases. In addition, the following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined. All terms used herein which are not defined herein and are defined in the New York Uniform Commercial Code shall have the meanings therein stated. Unless otherwise stated, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document and all schedules, exhibits and attachments thereto as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time. Any reference to any Person shall include its permitted successors and assigns, and in the case of any Governmental Authority, any Persons succeeding to its functions and capacities. Unless the context otherwise requires, references in
Article 5 hereof to the "Beneficiaries" shall exclude the Collateral Agent.

     "Acceptable GIC Provider" means a provider of a Guaranteed Investment
      -----------------------
Contract whose short-term unsecured senior debt is rated at least "AA" by S&P or "Aa2" by Moody's (or equivalent ratings by another nationally recognized credit rating agency if both of such corporations are not in the business of rating short-term unsecured senior debt at the time of issuance) or who has provided collateral in acceptable form to S&P and Moody's with respect to such Guaranteed Investment Contract such that the rating with respect to such Guaranteed Investment Contract is at least "AA" by S&P or "Aa2" by Moody's.

     "Acceptable Letter of Credit" means one or more irrevocable, direct pay
      ---------------------------
letters of credit, (i) issued to the Collateral Agent on behalf of the Beneficiaries by a commercial bank, acceptable to the Collateral Agent, having a short-term unsecured senior debt rating of at least "AA" by S&P or "Aa2" by Moody's (or equivalent ratings by another nationally recognized credit rating agency if both of such corporations are not in the business of rating short-term unsecured senior debt of commercial banks at the time of issuance), (ii) in form and substance acceptable to the Collateral Agent, (iii) providing for the amount thereof to be available to the Collateral Agent in drawings conditioned only upon presentation of sight drafts accompanied by the applicable certificate in the form attached to such letter of credit and (iv) automatically extending unless the issuing bank provides at least thirty days' prior written notice of termination or non-renewal to the Collateral Agent.

     "Accounts" means the Collection Account, the Operating Account, the
      --------
Liquidity Reserve Account, the Special Reserves Account, the Non-Shared Payments Account, the Stipulated Loss Value Deficiency Account, the Cash Trapping Account, the Special Insurance Reserves Account, the Post Lease Term Reserve Account and the Excess Cash Account.

                                                       [Intercreditor Agreement]

     "Administrative Services Agreement" means the Administrative Services
      ---------------------------------
Agreement (GARC II) dated as of September 1, 1998, between Lessee Parent and the Company.

     "Administrator" shall have the meaning assigned thereto in the
      -------------
Administrative Services Agreement.

     "Agent" means each Lender Agent and each Lessor Agent.
      -----

     "Agreement" has the meaning specified in the first paragraph of this
      ---------
Agreement.

     "Assumed Debt" means any Lender Loan which, subject to Section 6.4(c),
      ------------
shall have been assumed by the Company in connection with Section 22.1 of any Lease or Section 6.9 of a Participation Agreement.

     "Authorized Representative" of any entity means the person or persons
      -------------------------
authorized to act on behalf of such entity.

     "Available Amounts" means, as of any Calculation Date, the amount on
      -----------------
deposit in the Collection Account as of such Calculation Date less the amounts which would be allocated on the next succeeding Monthly Transfer Date pursuant to clauses (1), (2), (3), (5) and (6) of Section 3.4 without giving effect to any transfers from any other Account.

     "Base Component" shall have the meaning set forth in Section 5.2 of the
      --------------
Management Agreement.

     "Basic Rent" with respect to each Lease, has the meaning set forth in such
      ----------
Lease.

     "Basic Term" with respect to each Lease, has the meaning set forth in
      ----------
Section 3.1 of such Lease.

     "Beneficiaries" means each Lessor, the Manager, the Administrator and the
      -------------
Insurance Manager and any other Person that becomes a Beneficiary hereunder pursuant to a Designation Letter.

     "Calculation Date" means the last Business Day of each calendar month.
      ----------------

     "Car Service Contract" shall have the meaning assigned thereto in the first
      --------------------
recital of the Management Agreement.

     "Cash Trapping Account" means the account of that name established pursuant
      ---------------------
to Section 3.1.

     "Cash Trapping Event" means as of any Calculation Date, or as of any
      -------------------
Monthly Transfer Date if for the immediately preceding Calculation Date, the occurrence of any of the following:

                                                       [Intercreditor Agreement]

          (a) The Monthly Average Lease Rate as of such Calculation Date: (i) shall have decreased by 10.00% or more as compared to the Monthly Average Lease Rate calculated as of the Calculation Date for the same month of any of the immediately preceding five years, and (ii) is less than $536.00 (which is the Monthly Average Lease Rate as of the Closing Date); or

          (b) The Monthly Utilization Rate for the immediately preceding calendar month shall have been 86.00% or less; or

          (c) (i) any Coverage Ratio shall be less than 1.1500:1 (a "Level 1 Cash Trapping Event"), or (ii) any Coverage Ratio shall be less than 1.1000:1 (a "Level 2 Cash Trapping Event").

     "Cash Trapping Hold" means, following the occurrence of a Cash Trapping
      ------------------
Event, as of any Calculation Date, or as of any Monthly Transfer Date if for the immediately preceding Calculation Date, the occurrence of any of the following:

          (a) if such Cash Trapping Event is related to the Monthly Average Lease Rate, the Monthly Average Lease Rate on such Calculation Date is less than $536.00 (which is the Monthly Average Lease Rate as of the Closing Date), or

          (b) if such Cash Trapping Event is related to the Monthly Utilization Rate, the Monthly Utilization Rate on such Calculation Date is less than 90.00%, or

          (c) if such Cash Trapping Event is related to any Coverage Ratio (i) any Coverage Ratio on such Calculation Date is less than 1.1650:1 (a "Level 1 Cash Trapping Hold"), or (ii) any Coverage Ratio on such Calculation Date is equal to or less than 1.1400:1 (a "Level 2 Cash Trapping Hold").

     For the avoidance of doubt, if with respect to a particular Cash Trapping Event the related Cash Trapping Hold shall not apply as of a Calculation Date succeeding such Cash Trapping Event, thereafter the related Cash Trapping Hold shall not apply with respect to such Cash Trapping Event (it being intended that once the conditions of the Cash Trapping Hold are exceeded, such Cash Trapping Hold shall not subsequently apply again (e.g., if a Cash Trapping Event occurs where the Monthly Utilization Rate is 86.00% or less and thereafter the Monthly Utilization Rate is 90.00%, no Cash Trapping Hold shall exist thereafter with respect to such Cash Trapping Event unless a new Cash Trapping Event shall occur).

     "Category 1 Supplemental Expenses" means all Supplemental Rent payable
      --------------------------------
under a Lease for (a) payments due from the Company to each Indenture Trustee, each Loan Participant, each Lender Agent and each Owner Trustee or any other Person in respect of fees and expenses payable pursuant to Sections 2.5(b) and
(e) of each Participation Agreement; and (b) payments due from the Company to each Indenture Trustee, each Loan Participant, each Lender Agent, each Owner Trustee and each Owner Participant or any other Person in respect of indemnities contained in Section 7 of each Participation Agreement.

                                                       [Intercreditor Agreement]

     "Category 2 Supplemental Expenses" means all Supplemental Rent payable
      --------------------------------
under a Lease to pay any Late Rent Premium due and payable under such Lease and all Late Rent Premium due and payable under the Loan Documentation in respect of any Assumed Debt.

     "Category 3 Supplemental Expenses" means all Supplemental Rent or other
      --------------------------------
amounts payable under a Lease, a Loan Document, any other Operative Agreement to which the Company is a party or any Company Document to pay any and all other amounts, liabilities, indemnities and obligations (other than Basic Rent, Renewal Rent, Stipulated Loss Value, Termination Value, principal, interest and other amounts included in Category 1 Supplemental Expenses or Category 2 Supplemental Expenses) which the Company assumes or agrees to pay to any Person under any Lease, any Loan Document any other Operative Agreement to which the Company is a party or any Company Document.

     "Collateral" has the meaning set forth in Section 2.1.
      ----------

     "Collateral Agent" has the meaning specified in the first paragraph of this
      ----------------
Agreement.

     "Collection Account" means the account of that name established pursuant to
      ------------------
Section 3.1. The Collection Account shall initially be funded with $1,500,000 from the Company.

     "Collections" for any period means, without duplication, (i) all amounts
      -----------
paid to the Collection Account in respect of the Car Service Contracts, including amounts received in respect of claims for damages or in respect of breaches of contract or nonpayment of any amount due thereunder, (ii) all income earned on amounts on deposit in the Accounts and (iii) all other payments of whatever kind (other than Non-Shared Payments and amounts distributed to the Company pursuant to Section 3.9 hereof) received by the Company pursuant to any other Company Document, but, excluding the proceeds from the sale of the Units to each Lessor pursuant to the applicable Participation Agreement on the Closing Date.

     "Combined Exposure" means, as of any date of determination, the sum
      -----------------
(calculated without duplication) of all of the Transaction Exposures in respect of the Leases as of such date.

     "Company" or "Lessee" has the meaning specified in the first paragraph of
      -------      ------
this Agreement.

     "Company Documents" means each Car Service Contract, the Insurance
      -----------------
Agreement, the Management Agreement, the Administrative Services Agreement and the Transfer and Assignment Agreement and any other agreement or document (other than an Operative Agreement) to which the Company is or becomes a party or under which the Company has rights as a third party beneficiary or otherwise.

     "Company Fleet" means, collectively, all Equipment owned or leased by the
      -------------
Company.

     "Coverage Ratio" means the Historical Coverage Ratio or the Projected
      --------------
Coverage Ratio.

                                                       [Intercreditor Agreement]

     "Customer" shall have the meaning assigned thereto in the first recital of
      --------
the Management Agreement.

     "Damages" has the meaning specified in Section 5.4.
      -------

     "Designation Letter" means any letter executed and delivered pursuant to
      ------------------
Section 4.6 hereof and substantially in the form of Annex A hereto.

     "Equipment" or "Units" means, collectively, those items of railroad rolling
      ---------      -----
stock described in the Lease Supplements and the Indenture Supplements, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which become the property of an Owner Trustee pursuant to the terms of a Bill of Sale or a Lease, or individually each such item.

     "Equipment Cost" with respect to any Unit, has the meaning set forth in the
      --------------
related Lease.

     "Equipment Notes" means, collectively, the Equipment Notes issued pursuant
      ---------------
to the Indentures.

     "Equity Portion of Basic Rent" with respect to each Lease, has the meaning
      ----------------------------
set forth in such Lease.

     "Event of Loss", with respect to any Unit, has the meaning set forth in the
      -------------
related Lease or Loan Documentation.

     "Excess Cash Account" means the account of that name established pursuant
      -------------------
to Section 3.1.

     "Final Termination Date" means the last to occur of the Termination Dates
      ----------------------
with respect to each of the Beneficiaries.

     "Forecasting Error" means the occurrence of either of the following:  (i)
      -----------------
the certification by the Manager of a Projected Coverage Ratio equal to or greater than 1.1500:1 for which the Historical Coverage Ratio for the same period is below 1.1500:1, or (ii) the certification by the Manager of a Projected Coverage Ratio equal to or greater than 1.1000:1 for which the Historical Coverage Ratio for the same period is below 1.1000:1. Once a Forecasting Error is in effect, it shall remain in effect until such time as the Projected Coverage Ratios certified by the Manager have been equaled or exceeded by the Historical Coverage Ratios for the same periods over a period of 6 consecutive Calculation Dates.

     "GATC" means General American Transportation Corporation, a New York
      ----
corporation.

     "GATC Fleet" means all railcars owned, leased or managed by Lessee Parent
      ----------
in the United States.

                                                       [Intercreditor Agreement]

     "Historical Coverage Ratio" as of any Calculation Date, means the ratio of
      -------------------------
(i) the sum of the Available Amounts for each of the six consecutive calendar months ending with such Calculation Date to (ii) the sum of the Basic Rent under the Leases and principal and interest on the Assumed Debt that was scheduled to be paid on the six consecutive Rent Payment Dates (or corresponding dates in respect of the Assumed Debt) which occurred or occur immediately after the Calculation Dates included in the six month period referred to in clause (i), as such amounts are certified to by an Authorized Representative of each of the Company and the Manager.

     "Incentive Component" shall have the meaning set forth in Section 5.3 of
      -------------------
the Management Agreement.

     "Income Tax" shall have the meaning assigned thereto in Section 7.1(j) of
      ----------
the Participation Agreements.

     "Indemnified Expenses" shall have the meaning assigned thereto in the
      --------------------
Administrative Services Agreement.

     "Indemnified Party" has the meaning specified in Section 5.4 of this
      -----------------
Agreement.

     "Indemnified Person" shall have the meaning assigned thereto in Section
      ------------------
7.2(b) of the Participation Agreements.

     "Indenture" or "Trust Indenture" means, in respect of each Lease, the
      ---------      ---------------
Initial Indenture related thereto and each other trust indenture and security agreement entered into from time to time between the related Lessor and the related Indenture Trustee with respect to the issuance of Securities, as each such agreement may be amended or supplemented in accordance with its terms.

     "Indenture Trustee" means, in respect of each Initial Indenture, the
      -----------------
Initial Indenture Trustee related thereto and, when used with respect to any other Security or the related Indenture, Indenture Trustee means the bank or trust company designated as indenture trustee with respect to such Security or related Indenture, and any successor to such Indenture Trustee as such trustee.

     "Indenture Trustee Agreements" shall mean the Operative Agreements to which
      ----------------------------
the Indenture Trustee is or will be a party.

     "Initial Indenture" means any of (a) the Trust Indenture and Security
      -----------------
Agreement (GARC II 98-A), dated as of September 1, 1998, between the Initial Owner Trustee (GARC II 98-A) and the Initial Indenture Trustee (GARC II 98-A),
(b) the Trust Indenture and Security Agreement (GARC II 98-B), dated as of September 1, 1998, between the Initial Owner Trustee (GARC II 98-B) and the Initial Indenture Trustee (GARC II 98-B) and (c) the Trust Indenture and Security Agreement (GARC II 98-C), dated as of September 1, 1998, between the Initial Owner Trustee (GARC II 98-C) and the Initial Indenture Trustee (GARC II 98-C).

                                                       [Intercreditor Agreement]

     "Initial Indenture Trustee" means any of (a) the Initial Indenture Trustee
      -------------------------
(GARC II 98-A), (b) the Initial Indenture Trustee (GARC II 98-B) and (c) the Initial Indenture Trustee (GARC II 98-C).

     "Initial Lease" means any of (a) the Equipment Lease Agreement (GARC II 98-
      -------------
A) dated as of September 1, 1998, between the Initial Owner Trustee (GARC II 98-
A), as lessor, and the Company, as lessee, (b) the Equipment Lease Agreement (GARC II 98-B) dated as of September 1, 1998, between the Initial Owner Trustee (GARC II 98-B), as lessor, and the Company, as lessee and (c) the Equipment Lease Agreement (GARC II 98-C) dated as of September 1, 1998, between the Initial Owner Trustee (GARC II 98-C), as lessor, and the Company, as lessee.

     "Initial Owner Trustee" means any of (a) GARC II 98-A Railcar Trust, by
      ---------------------
Wilmington Trust Company, as trustee pursuant to the Initial Trust Agreement (GARC II 98-A), (b) GARC II 98-B Railcar Trust, by Wilmington Trust Company, as owner trustee pursuant to the Initial Trust Agreement (GARC II 98-B) and (c) GARC II 98-C Railcar Trust, by Wilmington Trust Company, as owner trustee pursuant to the Initial Trust Agreement (GARC II 98-C).

     "Initial Participation Agreement" means any of (a) the Participation
      -------------------------------
Agreement (GARC II 98-A), dated as of September 1, 1998, among the Company, the Manager, the Lessee Parent, the Initial Owner Trustee (GARC II 98-A), the related Owner Participant, the Initial Indenture Trustee (GARC II 98-A) and the Initial Pass Through Trustee, (b) the Participation Agreement (GARC II 98-B), dated as of September 1, 1998, among the Company, the Manager, the Lessee Parent, the Initial Owner Trustee (GARC II 98-B), the related Owner Participant, the Initial Indenture Trustee (GARC II 98-B) and the Initial Pass Through Trustee and (c) the Participation Agreement (GARC II 98-C), dated as of September 1, 1998, among the Company, the Manager, the Lessee Parent, the Initial Owner Trustee (GARC II 98-C), the related Owner Participant, the Initial Indenture Trustee (GARC II 98-C) and the Initial Pass Through Trustee.

     "Initial Pass Through Trust Agreement" means the Pass Through Trust
      ------------------------------------
Agreement dated as of September 1, 1998 between the Company and the Initial Pass Through Trustee.

     "Initial Pass Through Trustee" means State Street Bank and Trust Company as
      ----------------------------
pass through trustee pursuant to the Initial Pass Through Trust Agreement.

     "Initial Trust Agreement" means any of (a) the Trust Agreement dated as of
      -----------------------
September 1, 1998, between the related Owner Participant and the Initial Owner Trustee (GARC II 98-A), (b) the Trust Agreement dated as of September 1, 1998, between the related Owner Participant and the Initial Owner Trustee (GARC II 98-
B), and (c) the Trust Agreement dated as of September 1, 1998, between the related Owner Participant and the Initial Owner Trustee (GARC II 98-C).

     "Insurance Agreement" means the Insurance Agreement (GARC II) dated as of
      -------------------
September 1, 1998 between Lessee Parent and the Company.

                                                       [Intercreditor Agreement]

     "Insurance Manager" shall have the meaning assigned thereto in the
      -----------------
Insurance Agreement.

     "Insurance Services Standard" shall have the meaning assigned thereto in
      ---------------------------
the Insurance Agreement.

     "Intercreditor Event of Default" means a "Manager Default" as specified
      ------------------------------
under Section 8.2 of the Management Agreement or an "Insurance Manager Default" as specified under Section 6.2 of the Insurance Agreement, in each case after the giving of any required notice thereunder and/or the expiration of any applicable cure period provided therein.

     "Late Rent Premium" means the sum of (x) with respect to any Lease and on
      -----------------
any Monthly Transfer Date, any Supplemental Rent in respect of the amounts described in the definition of Late Payment Interest (other than clause (iii) thereof) which shall remain outstanding and unpaid (or deemed unpaid) as of such date, and (y) with respect to any Assumed Debt and on any Monthly Transfer Date, the sum of (i) the premiums, if any, due on any overdue portions of principal and interest in respect of any Assumed Debt at the late payment rate set forth in the related Loans and Loan Documentation and (ii) the default rate interest, if any, due on any defaulted principal or interest in respect of any Assumed Debt, at the default interest rate set forth in the related Loan Documentation.

     "Lease" means each Initial Lease and each other lease agreement entered
      -----
into with respect to one or more Units between a Lessor and the Company as each such lease agreement may from time to time be amended or supplemented.

     "Lease Default" shall mean an event which with notice or lapse of time or
      -------------
both would become a Lease Event of Default.

     "Lease Event of Default" has the meaning set forth in the related Lease or,
      ----------------------
if applicable, the Loan Documentation related to the issuance of the related Assumed Debt.

     "Lease Supplement" with respect to any Lease, has the meaning specified in
      ----------------
such Lease.

     "Lender" means, with respect to any Lease, each Person who makes a loan to
      ------
a Lessor to finance all or any part of the Equipment Cost with respect to any Unit leased to the Company pursuant to such Lease.

     "Lender Agent" means any agent which is acting on behalf of holders of
      ------------
Assumed Debt which, so long as any Assumed Debt is the Equipment Notes, means the Person acting as Indenture Trustee with respect to such Equipment Notes or such other agent as the Indenture Trustee shall have notified to the Lessor, the Manager and the Collateral Agent.

     "Lender Document" means any Indenture, loan agreement or other document
      ---------------
pursuant to which a Lender makes a Lender Loan to a Lessor.

                                                       [Intercreditor Agreement]

     "Lender Loan" means, with respect to any Lease, any Security issued by or
      -----------
loan made to a Lessor to finance all or any part of the Equipment Cost with respect to any Unit leased to the Company pursuant to such Lease.

     "Lessee" or "Company" has the meaning specified in the first paragraph of
      ------      -------
this Agreement.

     "Lessor" means each Initial Owner Trustee and each other owner trustee or
      ------
other Person who may from time to time lease Equipment to the Company pursuant to a Lease.

     "Lessor Agent" means, with respect to each Lease, the Lessor thereunder,
      ------------
provided that, so long as any Equipment Notes of such Lessor are issued and outstanding, "Lessor Agent" shall be the Indenture Trustee with respect to such Equipment Notes or such other agent as such Indenture Trustee shall have notified to the Lessor, the Company, the Manager and the Collateral Agent.

     "Level 1 Cash Trapping Event" shall have the meaning specified in clause
      ---------------------------
(c)(i) of the definition of Cash Trapping Event.

     "Level 2 Cash Trapping Event" shall have the meaning specified in clause
      ---------------------------
(c)(ii) of the definition of Cash Trapping Event.

     "Level 1 Cash Trapping Hold" shall have the meaning specified in clause
      --------------------------
(c)(i) of the definition of Cash Trapping Hold.

     "Level 2 Cash Trapping Hold" shall have the meaning specified in clause
      --------------------------
(c)(ii) of the definition of Cash Trapping Hold.

     "Liquidity Reserve Account" means the account of that name established
      -------------------------
pursuant to Section 3.1.

     "Loan Documentation" means the documentation evidencing the Assumed Debt.
      ------------------

     "Lockbox" shall have the meaning assigned thereto in Section 6.2(a) of the
      -------
Management Agreement.

     "Lockbox Agreement" shall mean the agreement by and between Lessee Parent,
      -----------------
as Trustee for itself, individually, General American Railcar Corporation, General American Railcar Corporation II, such other Persons as may be named parties thereto from time to time and the Lockbox Bank.

     "Lockbox Bank" shall have the meaning assigned thereto in Section 6.2(a) of
      ------------
the Management Agreement.

                                                       [Intercreditor Agreement]

     "LockBox Change Notice" means the notice attached as Annex A to the letter
      ---------------------
agreement dated September __, 1998 among Lessee Parent, the Company, the Collateral Agent and First Chicago National Processing Corporation with respect to the LockBox and LockBox Account (as defined therein), a copy of which is attached hereto as Annex B.

     "Management Agreement" means the Operation, Maintenance, Servicing and
      --------------------
Remarketing Agreement (GARC II), dated as of September 1, 1998 between Lessee Parent and the Company.

     "Management Fee" shall have the meaning set forth in Section 5.1 of the
      --------------
Management Agreement.

     "Manager" means Lessee Parent, acting in its capacity as Manager under the
      -------
Management Agreement, or any Person succeeding to the responsibilities of the Manager in accordance with the terms thereof.

     "Manager Agreements" shall mean the Operative Agreements to which the
      ------------------
Manager is or is to be a party.

     "Manager's Cost" shall have the meaning assigned thereto in Section 5.4(a)
      --------------
of the Management Agreement.

     "Manager's Fleet" means the GATC Fleet if Lessee Parent is the Manager and,
      ---------------
if a Successor Manager shall have been appointed pursuant to the Management Agreement, Manager's Fleet means all railcars owned, leased or managed by such Manager or its Affiliates, other than railcars in the Company Fleet.

     "Marks Company" shall have the meaning assigned thereto in Section 6.4 of
      -------------
the Management Agreement.

     "Monthly Average Lease Rate" means for any calendar month, the aggregate
      --------------------------
monthly rental rates with respect to the Total Managed Fleet for such calendar month divided by the number of railcars in the Total Managed Fleet which are subject to a lease or a sublease with respect to which the Manager, the Company or any Affiliate thereof is lessor or sublessor (as applicable) on the last day of such calendar month.

     "Monthly Report" means the monthly report prepared by the Manager pursuant
      --------------
to Section 7.1 of the Management Agreement.

     "Monthly Report Date" means, with respect to any Monthly Transfer Date, the
      -------------------
second preceding Business Day prior to such Monthly Transfer Date.

     "Monthly Transfer Date" means the 20th day of each calendar month;
      ---------------------
provided, however, that if any such day shall not be a Business Day, then the Monthly Transfer Date shall mean the next succeeding Business Day.

                                                       [Intercreditor Agreement]

     "Monthly Utilization Rate," for any calendar month, means the percentage
      ------------------------
determined by dividing (i) the total number of railcars in the Total Managed Fleet, which are subject to a lease or a sublease with respect to which the Manager, the Company or any Affiliate thereof is lessor or sublessor (as applicable) on the last day of such calendar month, by (ii) the total number of railcars in the Total Managed Fleet on the last day of such calendar month.

     "Moody's" means Moody's Investors Service, Inc. or any successor to such
      -------
corporation's business of rating securities, which is then providing a rating for any Securities.

     "Non-Shared Payments" means any (a) contribution of capital by Lessee
      -------------------
Parent to the Company subsequent to the Closing Date, made expressly for the purpose of paying the Stipulated Loss Value, Termination Value, Early Purchase Price, Basic Term Purchase Price or other purchase price or termination sum of or relating to any Unit pursuant to a Lease or Loan Documentation, (b) prior to the payment of Stipulated Loss Value, Termination Value, Early Purchase Price, Basic Term Purchase Price or other purchase price or termination sum with respect to any Equipment, awards, insurance or other proceeds or damages received with respect to any loss or damage to any Equipment, (c) prior to the payment of Stipulated Loss Value, Termination Value, Early Purchase Price, Basic Term Purchase Price or other purchase price or termination sum with respect to any Equipment, proceeds of the sale of the Equipment or (d) excess cash available to the Company pursuant to clause (14) of Section 3.4 that the Company requests the Collateral Agent to transfer to the Non-Shared Payments Account for the express purpose of paying the Stipulated Loss Value, Termination Value, Early Purchase Price, Basic Term Purchase Price or other purchase price or termination sum pursuant to a Lease or Loan Documentation.

     "Non-Shared Payments Account" means the account of that name established
      ---------------------------
pursuant to Section 3.1.

     "Operating Account" means the account of that name established pursuant to
      -----------------
Section 3.1.

     "Operating Expenses" mean (a) payments due to the Collateral Agent in
      ------------------
respect of fees, expenses or indemnities pursuant to this Agreement, (b) any payments in respect of insurance premiums required to be paid in respect of the Insurance Agreement or other insurance maintained by the Company, (c) any payments in respect of Reimbursable Services pursuant to the Management Agreement, (d) the fees and expenses payable pursuant to the Administrative Services Agreement, (e) maintenance or repair expenses related to damage to any Unit, (f) the payment of Stipulated Loss Value or the cost of replacement Equipment in connection with any Event of Loss, not in excess of $100,000 in any calendar month and (g) expenses in connection with Optional Modifications to the Equipment (other than Programmatic Optional Modifications).

     "Operative Agreements" with respect to any Lease, has the meaning set forth
      --------------------
or referenced in the related Lease, and with respect to any Assumed Debt, has the meaning set forth or referenced in the related Loan Documentation and, if with respect to the Company generally, means all Operative Agreements.

                                                       [Intercreditor Agreement]

     "Optional Modifications" means, with respect to any Lease, all
      ----------------------
modifications to the related Equipment other than Required Modifications or Programmatic Optional Modifications.

     "Owner Participant" means each owner participant or other person for whose
      -----------------
benefit a Lessor owns Equipment leased to the Company pursuant to a Lease, and its permitted successors and assigns.

     "Parent" shall mean GATX Corporation, a New York corporation.
      ------

     "Participants" shall mean the Loan Participant and the Owner Participants.
      ------------

     "Participation Agreement" means each Initial Participation Agreement and
      -----------------------
each other participation agreement entered into from time to time among the Company and the other parties thereto in connection with a Lease, as each such agreement may be amended or supplemented in accordance with its terms.

     "Pass Through Certificates" or "Certificates" means, in respect of each
      -------------------------      ------------
Indenture, the Pass Through Certificates issued pursuant to the Pass Through Trust Supplement and the Pass Through Trust Agreement related thereto.

     "Permitted Investments" means any of (i) direct obligations of, and
      ---------------------
obligations fully guaranteed as to timely payment by, the United States of America (having remaining maturities of no more than the number of days to the Business Day next preceding the next Monthly Transfer Date), (ii) commercial paper (other than commercial paper issued by the Company or GATC or any Affiliate thereof) having remaining maturities of no more than the number of days to the Business Day next preceding the next Monthly Transfer Date, and having, at the time of the investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category,
(iii) a Guaranteed Investment Contract (a "GIC") from an Acceptable GIC provider, (iv) a GIC provided by GATX, provided that such obligations are supported by an Acceptable Letter of Credit, (v) investments in money market funds rated in the highest investment category by each Rating Agency, (vi) repurchase agreements and similar short term instruments, (vii) so long as (A) no Cash Trapping Event is in effect, (B) GATC maintains at least a rating of BBB-from S&P and Baa3 from Moody's, and (C) GATC is not on credit watch with negative implications if its rating is BBB- from S&P or Baa3 from Moody's, then, with respect to no more than $3,000,000 of amounts on deposit in the Cash Trapping Account which are in excess of $3,000,000, Permitted Investments will include securities or obligations of GATC which are priced and documented on an arm's length basis (which is hereby deemed to include notes issued by GATC priced with references to GATC's commercial paper) and have a rating of A2/P2 or better; provided further that if a Cash Trapping Event has occurred and is continuing, such investments as they mature shall not be reinvested in GATC securities or obligations until such Cash Trapping Event shall no longer be continuing and all amounts in excess of those required to be on deposit in the Cash Trapping Account in excess of those specified in clause (i) of the definition of Required Cash Trapping Amount shall have been released, and (viii) if any amounts shall be held in the Special Insurance Reserves Account [or the Post Lease Term Reserve Account], then with respect to the amounts on deposit therein,

                                                       [Intercreditor Agreement]

Permitted Investments shall include securities and obligations of GATC which are priced and documented on an arm's length basis (which is hereby deemed to include notes issued by GATC priced with references to GATC's commercial paper) (without regard to any rating of GATC or GATC's financial condition). For purposes of clause (vii) of this definition, in the event that either S&P or Moody's shall cease to provide a credit rating for GATC the conditions involving credit rating in clause (vii) shall be determined solely by reference to the remaining Rating Agency which is providing a credit rating.

     "Person" means an individual, a corporation, a partnership, a trust, an
      ------
unincorporated organization, a limited liability company, or a government or political subdivision thereof.

     "Post Lease Term Reserve Account" means the Account of that name
      -------------------------------
established pursuant to Section 3.1 of this Agreement.

     "Premium Amount" means the premium, if any, due upon the prepayment of any
      --------------
Lender Loan pursuant to the related Lender Document.

     "Programmatic Optional Modification" means any optional modification (other
      ----------------------------------
than a Required Modification) to one or more Units in the Company Fleet the aggregate cost of implementation for which in any 12-month period is reasonably expected to exceed $750,000.

     "Projected Coverage Ratio" as of any Calculation Date means the ratio of
      ------------------------
(i) the sum of projected Available Amounts for the six-month period immediately succeeding such Calculation Date to (ii) the sum of the Basic Rent and principal and interest on any Assumed Debt due or to become due and payable on the six consecutive Rent Payment Dates (or corresponding dates in respect of the Assumed
Debt) which occur following such Calculation Date, as such amounts are certified by an Authorized Representative of each of the Company and the Manager.

     "Railroad Mileage Credits" means the mileage credit payments made by
      ------------------------
railroads under their applicable tariffs to the registered owner of identifying marks on the railcars.

     "Rated Rent" means, as of any Rent Payment Date with respect to any Lease,
      ----------
that portion of the accrued and unpaid Basic Rent and Supplemental Rent which equals the Rated Obligations Due thereunder.

     "Rated Security" means the Pass Through Trust Certificates issued by State
      --------------
Street Bank and Trust Company as Pass Through Trustee for General American Railcar Corporation II 1998-1 Pass Through Trust, pursuant to the Pass Through Trust Agreement dated September 1, 1998 between the Company and the Pass Through Trustee.

     "Rating Agencies" means, at any time, S&P and Moody's.
      ---------------

     "Reimbursable Services" has the meaning set forth in Section 5.4 of the
      ---------------------
Management Agreement.

                                                       [Intercreditor Agreement]

     "Renewal Rent" with respect to any Lease, means the Basic Rent payable
      ------------
during the applicable Renewal Term as specified in such Lease.

     "Renewal Term" with respect to any Lease, has the meaning specified in such
      ------------
Lease.

     "Rent Payment Date" with respect to any Lease, has the meaning set forth in
      -----------------
such Lease.

     "Required Beneficiaries" means, at any time, Beneficiaries (excluding the
      ----------------------
Manager, the Administrator and the Insurance Manager and any Affiliate thereof) that at such time hold at least 66-2/3% of the Combined Exposure.

     "Required Cash Trapping Amount" means an amount equal to:
      -----------------------------

          (i) if no Cash Trapping Event or, following a Cash Trapping Event, no Cash Trapping Hold exists with respect to such Monthly Transfer Date, an amount equal to $109,100 as of the first Monthly Transfer Date following the Closing Date and thereafter increasing by $109,100 on each succeeding Monthly Transfer Date until such time as such amount shall equal or exceed $6,000,000 and thereafter $6,000,000; or

          (ii) if for such Monthly Transfer Date a Cash Trapping Event exists, an amount equal to $10,500,000, provided that in the event that a Level 2 Cash Trapping Event exists such amount shall equal $15,000,000; provided further that if a Forecasting Error exists as of such Monthly Calculation Date, the amount will be increased to $11,500,000 (for a Level 1 Cash Trapping Event) or $16,000,000 (for a Level 2 Cash Trapping Event); or

          (iii) if, following a Cash Trapping Event, such Cash Trapping Event ceases to exist but a Cash Trapping Hold exists with respect to such Monthly Transfer Date, the amount then on deposit in the Cash Trapping Account at the time such Cash Trapping Event ceased to exist (but in no event less than the amounts required pursuant to clause (i) above); provided further, the amounts referred to in this clause (iii) in excess of the amount referred to in clause (i) shall be subject to release from the Cash Trapping Account only in accordance with Sections 3.4 or 3.8 of this Agreement.

     "Required Liquidity Reserve Amount" means (x) as of the Closing Date,
      ---------------------------------
$500,000, and thereafter increasing by $42,000 per month until such time as such amount shall equal or exceed $2,000,000 and thereafter $2,000,000 or (y) such other amount agreed to in accordance with Section 8.9.

     "Required Modification" means, with respect to any Unit, the definition of
      ---------------------
such term in the related Lease.

     "Required Special Insurance Reserves Amount" means the sum of:  (i) the
      ------------------------------------------
amount (not to exceed $90,000,000) by which the general and excess liability limits of public liability insurance maintained by or on behalf of the Company pursuant to Section 12.1(b) of the Leases, in respect

                                                       [Intercreditor Agreement]


of the current or any prior period (which prior periods shall not include any period for which the statute of limitations for making claims has expired), falls below $100,000,000 per occurrence or in the aggregate, and (ii) the amount by which the deductible for such public liability exceeds $10,000,000, in each case for which the Lessee shall, pursuant to Section 12.3(c) of each of the Leases, have received a waiver by the respective Lessor in respect of the public liability insurance coverage required thereunder. Notwithstanding the foregoing, the Required Special Insurance Reserves Amount shall be zero if consented to by each of the Owner Participants in writing.

     "Required Special Reserves Amount" means the sum of:
      --------------------------------

               (i) if the Company is required to make any Required Modifications to any Equipment, an amount with respect to each Required Modification such that one-third of the total remaining cost of implementing such Required Modification will be on deposit in the Special Reserves Account by the date implementation of such Required Modification is scheduled to begin; plus

               (ii) if the Company has elected to implement any Programmatic Optional Modification to any Equipment, an amount sufficient to fund the cost of such Programmatic Optional Modification; plus

               (iii) if an event shall occur with respect to which the Insurance Manager determines (in accordance with the Insurance Services Standard) that there exists a reasonable likelihood that the Company will be required to pay any claim not covered by existing insurance or expenses not covered as a result of any insurance deductible, an amount (to be payable in level installments commencing with the first Monthly Transfer Date after the Insurance Manager shall have determined (in accordance with the Insurance Services Standard) that there exists a reasonable likelihood that such claim will be required to be paid) that will result in (A) 100% of the applicable insurance deductible or (B) such other amount (including legal costs) as the Insurance Manager deems sufficient (in accordance with the Insurance Services Standard) being on deposit in the Special Reserves Account by the earliest date such claim or amount may be required to be paid (but not later than the Final Termination Date).

     "Required Stipulated Loss Value Deficiency Amount" as of any Calculation
      ------------------------------------------------
Date and with respect to any Lease or Assumed Debt, means the aggregate of the Stipulated Loss Value Deficiency Amounts due and payable as of the next succeeding Monthly Transfer Date.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill,
      ---
Inc. or any successor to such corporation's business of rating securities, which is then providing a rating for any Securities.

                                                       [Intercreditor Agreement]


     "Scheduled Rent" means, as of any Rent Payment Date with respect to any
      --------------
Lease, that portion of the accrued and unpaid Basic Rent which equals the Scheduled Obligations Due (as defined in such Lease) thereunder.

     "Secured Obligations" has the meaning assigned to such term in Section 2.1
      -------------------
of this Agreement.

     "Security" means any note, debenture, promissory note or other evidence of
      --------
indebtedness issued pursuant to an Indenture.

     "Security Interests" means the Liens and other security interest granted or
      ------------------
expressed to be granted in the Collateral pursuant to this Agreement.

     "Services Standard" shall have the meaning assigned thereto in Section 3.1
      -----------------
of the Management Agreement.

     "Servicing Agreement" shall mean the Management and Servicing Agreement
      -------------------
dated as of September 30, 1997 between GATC and the Marks Company as amended and restated as of September 1, 1998.

     "Special Insurance Reserves Account" means the Account of that name
      ----------------------------------
established pursuant to Section 3.1 of this Agreement.

     "Special Reserves Account" means the account of that name established
      ------------------------
pursuant to Section 3.1.

     "Special Transfer Date" means each date on which Non-Shared Payments will
      ---------------------
be distributed.

     "Stipulated Loss Value" with respect to each Lease, has the meaning set
      ---------------------
forth in such Lease.

     "Stipulated Loss Value Deficiency Account" means the Account of that name
      ----------------------------------------
established pursuant to Section 3.1.

     "Stipulated Loss Value Deficiency Amount" with respect to each Event of
      ---------------------------------------
Loss under a Lease, means the Stipulated Loss Value together with all other amounts referred to in Section 11.2(ii) of such Lease (without duplication of any amounts held in the Non-Shared Payments Account relating to such Event of
Loss) which will become due and payable with respect to such Event of Loss.

     "Sublease Payments" shall mean all amounts paid or payable by or on behalf
      -----------------
of, or credited to, the Company under, or in respect of, a Car Service Contract, including, without limitation, all service charges, rentals, excess usage charges, delivery costs reimbursed by Customer and cancellation or penalty payments, as well as all amounts paid or payable by the

                                                       [Intercreditor Agreement]


Customer as reimbursement, indemnity, fees or commissions, or on account of assumed financial responsibility or liability or otherwise.

     "Successor Insurance Manager" shall have the meaning assigned thereto in
      ---------------------------
the Insurance Agreement.

     "Successor Lockbox Trustee" shall have the meaning assigned thereto in
      -------------------------
Section 6.3 of the Management Agreement.

     "Successor Manager" shall have the meaning assigned thereto in Section 8.4
      -----------------
of the Management Agreement.

     "Supplemental Rent" with respect to each Lease, has the meaning set forth
      -----------------
in such Lease.

     "Termination Date" means, with respect to any Beneficiary, the date on
      ----------------
which all the Secured Obligations owing to such Beneficiary by the Company have been paid and performed in full.

     "Total Managed Fleet" means the Manager's Fleet and the Company Fleet.
      -------------------

     "Transaction Exposure" means as of any date of determination and with
      --------------------
respect to each Lease, the present value (discounted at the interest rate on the related Lender Loan) of all the remaining payments of Basic Rent under such Lease through the remaining term of such Lease, plus (ii) if all or a portion of a Lender Loan related to such Lease shall at the time be Assumed Debt, the present value (discounted at the interest rate on such Assumed Debt) of all the remaining payments of principal of such Assumed Debt through the remaining term of such Assumed Debt.

     "Trigger Event" means any Lease Event of Default or Intercreditor Event of
      -------------
Default.

     "Trust Agreements" shall mean those three certain Trust Agreements (GARC II
      ----------------
98-A), (GARC II 98-B) and (GARC II 98-C), each dated as of September 1, 1998, between the related Owner Participant and Wilmington Trust Company.

     "Trust Indenture" or "Indenture" means, in respect of each Lease, the
      ---------------      ---------
Initial Indenture related thereto and each other trust indenture and security agreement entered into from time to time between the related Lessor and the related Indenture Trustee with respect to the issuance of Securities, as each such agreement may be amended or supplemented in accordance with its terms.

     "Units" or "Equipment" means, collectively, those items of railroad rolling
      -----      ---------
stock described in the Lease Supplements and the Indenture Supplements, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof which become the property of an Owner Trustee pursuant to the terms of a Bill of Sale or a Lease, or individually each such item.

                                                       [Intercreditor Agreement]


     "Unit Monthly Fee" shall have the meaning assigned thereto in Section
      ----------------
5.2(b) of the Management Agreement.


                                  SECTION 2.
                                THE COLLATERAL

     Section 2.1.   Security Interest and Collateral Assignment.
                    -------------------------------------------

               (a) The Company hereby assigns and grants to the Collateral Agent, for the benefit and security of the Beneficiaries, a security interest in and general lien upon all of its right, title and interest in and to (a) each Company Document and all payments thereon or with respect thereto (but with respect to any Non-Shared Payment, only for the applicable Beneficiary to whom such Non-Shared Payment relates), (b) the Accounts, including, without limitation, any securities purchased with funds on deposit therein, and all income from the investment of funds therein (but (i) excluding the Special Insurance Reserves Account and the Post Lease Term Reserve Account and (ii) with respect to any sub-account of the Non-Shared Payments Account or Stipulated Loss Value Deficiency Account, only for the applicable Beneficiary to whom such sub-account relates, and (iii) with respect to the Special Insurance Reserves Account, only for the Owner Participants to secure amounts payable pursuant to
Section 3.7(b) hereof) and (c) all proceeds, accessions, profits, income benefits, substitutions and replacements, whether voluntary or involuntary, of and to any of the property, now owned or hereafter acquired, of the Company described in the preceding clauses (including, without limitation, the Company's claims for indemnity thereunder and payments with respect thereto) (the "Collateral"). Such Security Interests are made, in trust and subject to the terms and conditions of this Agreement, to secure the payment by the Company of amounts due to the Beneficiaries under the Company Documents and the Operative Agreements to which the Company is a party (collectively, the "Secured Obligations"), all as provided in this Agreement.

               (b) The Collateral Agent acknowledges such Security Interests, accepts duties created hereby in accordance with the provisions hereof and agrees to hold and administer all Collateral for the use and benefit of all present and future Beneficiaries.

     Section 2.2.   Priority.  The Company intends the Security Interests in
                    --------
favor of the Collateral Agent to be prior to all other Liens in respect of the Collateral, and the Company shall take or cause to be taken all actions necessary to obtain and maintain, in favor of the Collateral Agent, for the benefit of the Beneficiaries, a first priority, perfected security interest in the Collateral; provided, however, that with respect to the Car Service Contracts the requirement of perfection shall not apply. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party under all applicable law in addition to, and not in limitation of, the other rights, remedies and recourses granted to the Collateral Agent by this Agreement or any law relating to the creation and perfection of liens on, and security interests in, the Collateral.

                                                       [Intercreditor Agreement]


     Section 2.3.   Continuance of Security.  (a) Except as otherwise provided
                    -----------------------
in Section 2.6, Section 2.7 or Section 3.9, the Security Interests contained in this Agreement shall remain in force as continuing security to the Collateral Agent, for the benefit of the Beneficiaries, until the Final Termination Date with respect to all Secured Obligations (subject to the provisions of Sections
3.13 and 8.11) notwithstanding any intermediate payment or satisfaction of any part of the Secured Obligations or any settlement of account or any other act, event or matter whatsoever and shall secure the ultimate balance of the moneys and liabilities hereby secured.

               (b) No assurance, security or payment which may be avoided or adjusted under the law, including under any enactment relating to bankruptcy or insolvency and no release, settlement or discharge given or made by the Collateral Agent on the faith of any such assurance, security or payment, shall prejudice or affect the right of the Collateral Agent to recover the Secured Obligations from the Company (including any moneys which it may be compelled to pay or refund under the provisions of any applicable insolvency legislation of any applicable jurisdiction and any costs payable by it pursuant to or otherwise incurred in connection therewith) or to enforce the Security Interests contained in this Agreement to the full extent of the Secured Obligations and accordingly, if any release, settlement or discharge is or has been given pursuant to Section
2.7 and there is subsequently any such avoidance or adjustment under the law, it is expressly acknowledged and agreed that such release, settlement or discharge shall be void and of no effect whatsoever.

               (c) If the Collateral Agent shall have grounds in its absolute discretion for believing that the Company may be insolvent pursuant to the provisions of any applicable insolvency legislation in any relevant jurisdiction as at the date of any payment made by the Company to the Collateral Agent (provided the Collateral Agent shall not be deemed to have knowledge of same absent written notice received by a Responsible Officer of the Collateral Agent), the Collateral Agent shall retain the Security Interests contained in or created pursuant to this Agreement until the expiration of a period of one month plus such statutory period within which any assurance, security, guarantee or payment can be avoided or invalidated after the payment and discharge in full of all Secured Obligations notwithstanding any release, settlement, discharge or arrangement which may be given or made by the Collateral Agent on, or as a consequence of, such payment or discharge of liability provided that, if at any time within such period, the Company shall commence a voluntary winding-up or other voluntary case or other preceding under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction seeking liquidation, reorganization or other relief with respect to the Company or the Company's debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property or if the Company shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or making a general assignment for the benefit of any creditor of the Company under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction, the Collateral Agent shall continue to retain such security for such further period as the Collateral Agent may determine on advice of

                                                       [Intercreditor Agreement]


counsel and such security shall be deemed to have continued to have been held as security for the payment and discharge to the Collateral Agent of all Secured Obligations.

     Section 2.4.   No Transfer of Duties.  The Security Interests are granted
                    ---------------------
as security only and shall not (i) transfer or in any way affect or modify, or relieve the Company from, any obligation to perform or satisfy any term, covenant, condition or agreement to be performed or satisfied by the Company under or in connection with this Agreement or any Company Document or any Collateral or (ii) impose any obligation on any of the Beneficiaries or the Collateral Agent to perform or observe any such term, covenant, condition or agreement or impose any liability on any of the Beneficiaries or the Collateral Agent for any act or omission on the part of the Company relative thereto or for any breach of any representation or warranty on the part of the Company contained therein or made in connection therewith.

     Section 2.5.   Maintenance of Collateral.  (a)  Safekeeping.  The
                    -------------------------        -----------
Collateral Agent agrees to maintain the Collateral received by it and all records and documents relating thereto at such address or addresses as may from time to time be specified by the Collateral Agent in writing to each Beneficiary and the Company. The Collateral Agent shall keep all Collateral and related documentation in its possession separate and apart from all other property that it is holding in its possession and from its own general assets and shall maintain accurate records pertaining to the Permitted Investments and Accounts included in the Collateral in such a manner as shall enable the Collateral Agent, the Beneficiaries and the Company to verify the accuracy of such record keeping. The Collateral Agent's books and records shall at all times show that the Collateral is held by the Collateral Agent as agent of the Beneficiaries and is not the property of the Collateral Agent. The Collateral Agent will promptly report to each Beneficiary and the Company any failure on its part to hold the Collateral as provided in this Section 2.5(a) and will promptly take appropriate action to remedy any such failure. It is understood and agreed that possession of the Car Service Contracts will be maintained by the Manager on behalf of the Collateral Agent.

               (b)  Notifications.  The Collateral Agent at the expense of the
                    -------------
Company shall promptly forward to the Company and the Manager a copy of each notice, request, report, or other document relating to any Company Document included in the Collateral that is received by a Responsible Officer of the Collateral Agent from any Person other than the Company or the Manager on and after the date hereof.

     Section 2.6.   Releases.  If at any time all or any part of the Collateral
                    --------
is to be sold, transferred, assigned or otherwise disposed of by the Company or the Collateral Agent or any Person on its or their behalf, the Collateral Agent shall, on or prior to the date of such sale, transfer, assignment or disposal, at the expense of the Company, execute such instruments of release prepared by the Company, in recordable form, if necessary, in favor of the Company or any other Person as the Company may reasonably request, deliver the relevant part of the Collateral in its possession to the Company, otherwise release the Security Interest constituted by this Agreement and each other Company Document on such Collateral and release and deliver such Collateral to the Company and issue confirmation, to the relevant purchaser, transferee, assignee, insurers and such other Persons as the Company may direct, upon being requested to do so by the Company, that the relevant Collateral is no longer subject to the Security Interests. Any

                                                       [Intercreditor Agreement]


release to the Company shall release or reassign as appropriate in respect of the Collateral such grants and assignments arising pursuant to Section 2.1 of this Agreement and/or under each other Company Document.

     Section 2.7.   Termination and Release of Rights.  (a)  On the Termination
                    ---------------------------------
Date with respect to any Beneficiary, but subject to Section 3.13 hereof, the rights, remedies, powers, duties, authority and obligations conferred upon such Beneficiary pursuant to this Agreement shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of such Beneficiary with respect to the Collateral shall be automatically released; provided that any indemnity provided to such Beneficiary herein or in any other Company Document shall survive such Termination Date if so provided.

               (b) On the Final Termination Date, but subject to Section 3.13 hereof, the rights, remedies, powers, duties, authority and obligations conferred upon the Collateral Agent (except its rights pursuant to Sections 5.2(e) and 5.4) and each Beneficiary pursuant to this Agreement shall terminate and be of no further force and effect and all rights, remedies, powers, duties, authority and obligations of the Collateral Agent and each Beneficiary with respect to the Collateral shall be automatically released. On the Final Termination Date, the Collateral Agent agrees, at the expense of the Company, but subject to Section 3.13 hereof, to execute such instruments of release, in recordable form if necessary, in favor of the Company as the Company may reasonably request, to deliver any Collateral in its possession to the Company, to otherwise release the security interests constituted by this Agreement, release and deliver the Collateral to the Company and to issue confirmation, to such Persons as the Company may direct, upon being requested to do so by the Company, that the Collateral is no longer subject to the Security Interests.


                                  SECTION 3.
                                 THE ACCOUNTS

     Section 3.1.   Establishment of Accounts.  The Collateral Agent hereby
                    -------------------------
establishes the following accounts in the form of non-interest bearing accounts, which shall be maintained at all times until the termination of this Agreement:

               (a)  Collection Account;
               (b)  Operating Account;
               (c)  Stipulated Loss Value Deficiency Account;
               (d)  Liquidity Reserve Account;
               (e)  Special Reserves Account;
               (f)  Cash Trapping Account;
               (g)  Excess Cash Account;
               (h)  Special Insurance Reserves Account;
               (i)  Non-Shared Payments Account; and
               (j)  Post Lease Term Reserve Account.

                                                       [Intercreditor Agreement]


     The Collateral Agent shall establish a sub-account in the Stipulated Loss Value Deficiency Account and the Non-Shared Payments Account for each Lease. In addition, certain additional sub-accounts within certain of the Accounts may be established and created by the Collateral Agent from time to time to facilitate compliance with this Agreement.

     All amounts from time to time held in each Account (other than amounts in the Non-Shared Payments Account) shall be held (a) in the name of the Collateral Agent, for the benefit of the Beneficiaries and (b) in the custody of the Collateral Agent for the purposes and on the terms set forth in this Agreement and all such amounts shall constitute a part of the Collateral and shall not constitute payment of any Secured Obligation or any other obligation of the Company until applied as hereinafter provided. All amounts held from time to time in a sub-account of the Non-Shared Payments Account shall be held in the name of the Collateral Agent for the benefit of the related Beneficiary for which such Non-Shared Payment was made. In respect of any Secured Obligation owed to the Beneficiaries, each Beneficiary hereby acknowledges and agrees to look solely to the amounts on deposit in the Accounts to the extent amounts are available for distribution to such Beneficiary in the priority of payments set forth in Section 3.4, subject, however, to the provisions of Sections 4.3 and 4.4.

     Section 3.2.   Deposits to the Collection Account and Non-Shared Payments
                    ----------------------------------------------------------
Account.
-------

               (a) The Collateral Agent shall, upon receipt thereof, deposit in the Collection Account all Collections or other payments received by it, except any Non-Shared Payments.

               (b) The Collateral Agent shall, on each date when one or more Non-Shared Payments are made to the Collateral Agent, deposit in the applicable sub-account of the Non-Shared Payments Account the aggregate amount of the related Non-Shared Payments.

     Section 3.3.   Application of Amounts on Deposit in the Non-Shared Payments
                    ------------------------------------------------------------
Account.  (a) The Company shall provide the Collateral Agent, all Lender Agents,
-------
Lessor Agents and Participants with written notice not less than two Business Days before the applicable Payment Date on which any Non-Shared Payment is to be distributed in accordance with the Operative Agreement pursuant to which it is to be received. Such notice shall set out (i) the total amount in respect of which such Non-Shared Payment is being distributed, and (ii) the Lender Agent or Lessor Agent to and related Lease in respect of which it is to be paid.

               (b) By 10:00 a.m. (Chicago, Illinois time) on the applicable Payment Date, the Collateral Agent shall withdraw all amounts on deposit in the applicable sub-account of the Non-Shared Payments Account and shall distribute such amounts to the applicable Lender Agent or Lessor Agent in an amount not in excess of the aggregate amount to be allocated to such agent pursuant to the written notice provided to the Collateral Agent pursuant to Section 3.3(a) above, for application in accordance with the terms of the related Loan Documentation or Lease and the Transaction Exposure relating to such Loan Documentation or Lease shall be recalculated following such distribution to reflect the Basic Rent payments then payable over the remaining term of the applicable Lease or Assumed Debt.

                                                       [Intercreditor Agreement]


     Section 3.4.   Application of Amounts on Deposit in the Collection Account.
                    -----------------------------------------------------------
By 10:00 a.m. (Chicago, Illinois time) on each Monthly Transfer Date, relying solely on the information provided in the applicable Monthly Report and the notices provided pursuant to Section 3.11, the Collateral Agent will withdraw all amounts on deposit in the Collection Account as of the immediately preceding Calculation Date and distribute such amounts in the order of priority set forth below but, in each case, only to the extent that all amounts ranking prior thereto have been paid in full:

                    (1) to the Manager, for distribution to the Sublessees, if any, whose payments in respect of the applicable Car Service Contracts are not made net of any Railroad Mileage Credits due and owing to such Sublessee, an amount equal to the Railroad Mileage Credits due to such Sublessees for which an allocation has not previously been made pursuant to this clause (1), as certified to the Collateral Agent by the Manager not later than the Monthly Report Date;

                    (2) to the Operating Account, an amount which together with any amounts on deposit therein, is sufficient to pay (a) all Operating Expenses of the Company which the Manager certifies to the Collateral Agent not later than the applicable Monthly Report Date are due or to become due on or before such Monthly Transfer Date, (b) the Base Component of the fee payable pursuant to the Management Agreement (provided, that if a Lease Default or Lease Event of Default shall have occurred and be continuing during any time when Lessee Parent is the Manager, then the Base Component of the fee payable pursuant to the Management Agreement shall be paid pursuant to clause (13) of this Section 3.4) and (c) any amounts that have been previously requested to pay Operating Expenses that have not been paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause (2), the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency first, from the Cash Trapping Account and then from the Liquidity Reserve Account, if necessary, and transferring such amount pursuant to this clause
     (2);

                    (3) to each Lessor Agent and Lender Agent, if any, an amount sufficient to pay (a) the amount certified to the Collateral Agent by an Authorized Representative of each such Lender Agent or Lessor Agent not later than the applicable Monthly Report Date to be the amount of Category 1 Supplemental Expenses due or to become due pursuant to its related Loan Documentation, Lender Document or Lease on or before such Monthly Transfer Date, and which are not payable to the Person to which such expenses are owed directly from the proceeds of insurance obtained by or on behalf of the Company pursuant to any Operative Agreement or are not then being satisfied from the Special Reserves Account and (b) any amounts that have been previously requested pursuant to this clause (3) and not paid, less amounts, if any, then on deposit in the Special Reserves Account and being applied for such purpose; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause (3), the Collateral Agent shall make up such insufficiency first by withdrawing an amount equal to such

                                                       [Intercreditor Agreement]


     insufficiency from the Cash Trapping Account and then from the Liquidity Reserve Account, if necessary, and transferring such amount pursuant to this clause (3); provided, further, that if the aggregate of all amounts available for transfer pursuant to this clause (3) shall continue to be insufficient to make all transfers required pursuant to this clause (3), then the Collateral Agent shall transfer the amounts then available for transfer pro rata among the Lender Agents and the Lessor Agents in the same proportion that the Category 1 Supplemental Expenses requested by each Lender Agent and Lessor Agent bears to the total amount of Category 1 Supplemental Expenses requested by all Agents with respect to such Monthly Transfer Date;

                    (4) (a) to each Lessor Agent an amount sufficient to pay any Rated Rent certified to the Collateral Agent by an Authorized Representative of each such Lessor Agent not later than the applicable Monthly Report Date to be the amount of Rated Rent due or to become due pursuant to its related Lease on or before such Monthly Transfer Date, (b) to each Lender Agent any principal and interest due in respect of any Assumed Debt certified to the Collateral Agent by an Authorized Representative of each such Lender Agent not later than the applicable Monthly Report Date to be the amount of principal and interest due or to become due pursuant to the Loan Documentation related to such Assumed Debt on or before such Monthly Transfer Date (but only to the extent the failure to pay such principal or interest prior to the next succeeding Monthly Transfer Date would result in a Lease Event of Default with respect to such Assumed Debt), and (c) without duplication of amounts specified above in this clause (4), to each Lessor Agent and each Lender Agent any amounts pursuant to this clause (4) that have been previously requested in respect of Rated Rent or Assumed Debt and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause
     (4), the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency first, from the Cash Trapping Account and then from the Liquidity Reserve Account, if necessary, and transferring such amount pursuant to this clause (4), provided, further, that if the aggregate amount available for transfer pursuant to this clause (4) shall continue to be insufficient to make all transfers required pursuant to this clause (4), then the Collateral Agent shall transfer the amounts then available for transfer pro rata among the Lender Agents and the Lessor Agents in the same proportion that the amount due pursuant to this clause
     (4) related to each Agent bears to the total amount due under this clause
     (4) to all such Agents on such Monthly Transfer Date;

                    (5) to the appropriate sub-account of the Stipulated Loss Value Deficiency Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit in such sub-account to be at least equal to the Required Stipulated Loss Value Deficiency Amount; provided, that, if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause (5), the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and depositing such amount to the applicable sub-accounts of the

                                                       [Intercreditor Agreement]


     Stipulated Loss Value Deficiency Account; provided, further that, if failure to pay such Required Stipulated Loss Value Deficiency Amount on or before such Monthly Transfer Date would result in a Lease Event of Default under the related Lease or Assumed Debt, then the Collateral Agent will make up such insufficiency by withdrawing from the Liquidity Reserve Account, an amount which, after making the other transfers required pursuant to this clause (5), would prevent such Lease Event of Default and depositing such amount to the applicable sub-account of the Stipulated Loss Value Deficiency Account;

                    (6) to the Liquidity Reserve Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit therein to be at least equal to the Required Liquidity Reserve Amount; provided, that if the amounts available in the Collection Account are insufficient to make the transfers required pursuant to this clause (6), the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and depositing such amount in the Liquidity Reserve Account;

                    (7) (a) to each Lessor Agent an amount sufficient to pay any Scheduled Rent as certified to the Collateral Agent by an Authorized Representative of each Lessor Agent not later than the applicable Monthly Report Date to be the amount of Scheduled Rent due or become due pursuant to its related Lease on or before such Monthly Transfer Date, (b) to each Lender Agent, an amount sufficient to pay any principal or interest due in respect of any Assumed Debt certified to the Collateral Agent by an Authorized Representative of such Lender Agent to be the amount of principal and interest due or to become due pursuant to the Loan Documentation related to such Assumed Debt on or before such Monthly Transfer Date (but only to the extent such amount has not been paid pursuant to clause (4)(b) above) and (c) without duplication of amounts specified above in this clause (7), to each Lessor Agent and Lender Agent any amounts pursuant to this clause (7) that have been previously requested and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause (7), the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and transferring such amount pursuant to this clause (7); provided, further, that if the aggregate amount available for transfer pursuant to this clause (7) shall continue to be insufficient to make all transfers required pursuant to this clause (7), then the Collateral Agent shall transfer the amounts then available for transfer pro rata among the Lender Agents and the Lessor Agents in the same proportion that the amount due pursuant to this clause (7) related to each Agent bears to the total amount due under this clause (7) to all such Agents on such Monthly Transfer Date;

                    (8) (a) to each Lessor Agent an amount sufficient to pay the Accumulated Equity Deficiency Amount under each Lease certified to the Collateral Agent by an Authorized Representative of such Lessor Agent not later than the applicable Monthly Report Date to be the amount of the Accumulated Equity Deficiency Amount

                                                       [Intercreditor Agreement]


     due or to become due pursuant to its related Lease on or before such Monthly Transfer Date, and (b) without duplication of amounts specified in this clause (8), to each Lessor Agent any amounts pursuant to this clause
     (8) that have been previously requested and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause (8), the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and transferring such amount pursuant to this clause (8), provided, further, that if the aggregate amount available for transfer pursuant to this clause (8) shall continue to be insufficient to make all transfers required pursuant to this clause (8), then the Collateral Agent shall transfer the amounts then available for transfer pro rata among the Lessor Agents in the same proportion that the amount due pursuant to this clause
     (8) related to each Lessor Agent bears to the total amount due under this clause (8) to all such Lessor Agents on such Monthly Transfer Date;

                    (9) to the Special Reserves Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit therein to be at least equal to the Required Special Reserves Amount; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause (9), the Collateral Agent shall make up such insufficiency by withdrawing an amount equal to such insufficiency from the Cash Trapping Account and depositing such amount in the Special Reserves Account;

                    (10) to each Lender Agent or Lessor Agent an amount certified to the Collateral Agent by an Authorized Representative of each such Agent not later than the applicable Monthly Report Date to be the amount sufficient to pay (a) Category 2 Supplemental Expenses due or to become due pursuant to its related Lender Documents, Lease or Loan Documentation on or before such Monthly Transfer Date, and (b) any amounts of Category 2 Supplemental Expenses that have been previously requested and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause (10), the Collateral Agent shall pay such amounts pro rata among the Agents in the same proportion that the Category 2 Supplemental Expenses requested by each Lender Agent and Lessor Agent bears to the total amount of Category 2 Supplemental Expenses requested by all Agents with respect to such Monthly Transfer Date;

                    (11) to the Cash Trapping Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit therein to be at least equal to the Required Cash Trapping Amount;

                    (12) to each Person entitled to receive Category 3 Supplemental Expenses an amount certified to the Collateral Agent by an Authorized Representative of such Person not later than the applicable Monthly Report Date to be the amount sufficient

                                                       [Intercreditor Agreement]


     to pay (a) Category 3 Supplemental Expenses due or to become due pursuant to any Company Document or any Operative Agreement to which the Company is a party on or before such Monthly Transfer Date, and (b) any amounts of Category 3 Supplemental Expenses that have been previously certified and not paid; provided, that if the amounts available in the Collection Account as of the applicable Calculation Date are insufficient to make the transfers required pursuant to this clause (12), the Collateral Agent shall pay such amounts pro rata among such Persons in the same proportion that the Category 3 Supplemental Expenses requested by each Person bears to the total amount of Category 3 Supplemental Expenses requested by all Persons with respect to such Monthly Transfer Date;

                    (13) unless a "Manager Default" (as defined in the Management Agreement) has occurred and is continuing, to the Manager, an amount certified to the Collateral Agent by the Manager not later than the applicable Calculation Date to be sufficient to pay (a) the Base Component of the Management Fee if not paid pursuant to clause (2) of this Section
     3.4 as a result of a Lease Default or Lease Event of Default having occurred and continuing during a time when Lessee Parent is the Manager,
     (b) the Incentive Component of the Management Fee due or to become due on or prior to such Monthly Transfer Date, and (c) any portion of the Base Component or Incentive Component of the Management Fee previously certified and not paid;

                    (14) to the Special Insurance Reserves Account, an amount certified to the Collateral Agent by an Authorized Representative of the Company not later than the applicable Monthly Report Date to be sufficient to cause the amount on deposit therein to be at least equal to the Required Special Insurance Reserves Amount; and

                    (15) if (a) the amounts on deposit in the Stipulated Loss Value Deficiency Account (including each sub-account thereof), the Liquidity Reserve Account, the Special Reserves Account, the Special Insurance Reserves Account and the Cash Trapping Account are at least equal to the Required Stipulated Loss Value Deficiency Amount, Required Liquidity Reserve Amount, the Required Special Reserves Amount, the Required Special Insurance Reserves Amount and the Required Cash Trapping Amount, respectively and (b) no Lease Default described in Section 14(a), 14(b), 14(g) or 14(h) of the Lease or Lease Event of Default shall have occurred and be continuing, to the Excess Cash Account any remaining amounts on deposit in the Collection Account; provided that if any Lease Default described in Section 14(a), 14(b), 14(g) or 14(h) of the Lease or Lease Event of Default shall have occurred and be continuing, all remaining amounts shall remain on deposit in the Collection Account for application in accordance with this Section 3.4 on the next succeeding Monthly Transfer Date.

     Section 3.5.   Application of Amounts in the Stipulated Loss Value
                    ---------------------------------------------------
Deficiency Account.  (a)  With respect to any Event of Loss under a Lease or
------------------
Loan Documentation with respect to which the Company has not exercised its right to replace the related equipment, amounts on deposit in the related sub-account of the Stipulated Loss Value Deficiency Account shall be used to pay Stipulated Loss Value Deficiency Amount under such Lease if by the 120th day following

                                                       [Intercreditor Agreement]


the occurrence of such Event of Loss the Stipulated Loss Value applicable to such Event of Loss and all other amounts referred to in Section 11.2(ii) of the applicable Lease shall not have been previously paid out of amounts on deposit in the sub-account of the Non-Shared Payments Account related to such Event of Loss.

     (b) If on any Monthly Transfer Date the amount on deposit in any sub-account of the Stipulated Loss Value Deficiency Account shall not be required to remain on deposit therein because the related Stipulated Loss Value and all other amounts referred to in Section 11.2(ii) of the applicable Lease shall have been previously paid in full, then such amount shall be withdrawn from such sub-account and deposited in the Collection Account for application in accordance with Section 3.4.

     Section 3.6.   Application of Amounts in the Liquidity Reserve Account.
                    -------------------------------------------------------
Amounts on deposit in the Liquidity Reserve Account shall be applied solely in accordance with Section 3.4, provided that following the payment in full of the aggregate outstanding principal of and accrued interest on and other amounts, if any, due in respect of, the Equipment Notes and the release of the Indentures, amounts in the Liquidity Reserve Account may on each Monthly Transfer Date and following application pursuant to Section 3.4, be applied to satisfy any shortfall under clauses (8) through (10), inclusive, and clause (12) of Section 3.4, based upon the order of priorities specified therein.

     Section 3.7.   Application of Amounts in the Special Reserves Account and
                    ----------------------------------------------------------
Special Insurance Reserves Account.  (a) Amounts on deposit in the Special
----------------------------------
Reserves Account shall be made available to the Company to pay for Required Modifications, Programmatic Optional Modifications or to pay claims not covered by existing insurance or expenses not covered as a result of any insurance deductibles pursuant to the Company's insurance policies upon certification by an Authorized Representative of the Company; and

     (b) Amounts on deposit in the Special Insurance Reserves Account shall upon certification by an Authorized Representative of the Company be made available to the relevant Owner Participant in respect of any Claim of such Owner Participant under Section 7.2 of the related Participation Agreement (after giving effect to any contest rights contained therein) which (after application of any other amounts held in any other Account in respect of such Claim) remains unpaid for a period of 30 days following notice of such Claim to the Company but only to the extent the unpaid portion of such Claim would, but for any reduction in the required insurance coverages pursuant to the provisions of Section 12.3(c) of the related Lease, have been covered by the insurances required to be maintained by the Company pursuant to Section 12 of such Lease pursuant to the Company's insurance policies. Notwithstanding anything in this Agreement to the contrary, on each Monthly Transfer Date the Company shall have the right to withdraw any amounts on deposit in the Special Insurance Reserves Account to the extent such amount exceeds the Required Special Insurance Reserves Amount, if any, free and clear of any Security Interests.

     Section 3.8.   Release of Amounts in Cash Trapping Account.  On each
                    -------------------------------------------
Monthly Transfer Date, amounts on deposit in the Cash Trapping Account shall be applied as provided in

                                                       [Intercreditor Agreement]


Section 3.4. In addition, provided that no Cash Trapping Event or Cash Trapping Hold shall exist on such Calculation Date, on the first Calculation Date following a Cash Trapping Event where there exists amounts on deposit in the Cash Trapping Account in excess of the amount which is the then applicable Required Cash Trapping Amount, such excess shall be released from the Cash Trapping Account in 12 equal installments commencing on such Calculation Date, and on each of the next 11 succeeding Calculation Dates (each such installment shall be transferred by the Collateral Agent to the Collection Account for application on the next succeeding Monthly Transfer Date); provided, however that: (i) if on one of the 11 succeeding Calculation Dates a Cash Trapping Event shall exist, such releases shall cease and shall not be resumed until the conditions of this sentence prior to this proviso are satisfied (and when such conditions are satisfied the releases shall resume based upon a new schedule of 12 equal installments), and (ii) if on any such Monthly Transfer Date other amounts are applied from the Cash Trapping Account in accordance with Section 3.4, such other amounts applied shall reduce the amounts that would otherwise be released hereunder (and to the extent such applied amounts exceed the amount to be currently released shall be applied to reduce future releases as and when such amounts would otherwise be released). After the payment in full of the aggregate outstanding principal of and accrued interest on the Equipment Notes and the release of the Indentures, amounts in the Cash Trapping Account may on each Monthly Transfer Date and following application in accordance with Section 3.4, be applied (in addition to the existing clauses under Section 3.4 for which such amounts may be applied) to satisfy any shortfall under clauses (10) and
(12) of Section 3.4 (but solely in respect of amounts owing to the Owner Participants), based upon the order of priorities specified therein.

     Section 3.9.   Application of Amounts in Excess  Cash Account.  So long as
                    ----------------------------------------------
no Lease Default described in Section 14(a), (b), (f) or (g) of the Lease or Lease Event of Default shall have occurred and be continuing, on each Monthly Transfer Date the Company shall have the right to withdraw any amounts on deposit in the Excess Cash Account, if any, free and clear of the Security Interests.

     Section 3.10.  Security Interest in Accounts.  All amounts in the Accounts
                    -----------------------------
shall be held by the Collateral Agent on behalf of the Beneficiaries. The Company and the Beneficiaries acknowledge and agree that the Collateral Agent shall have exclusive possession of and sole dominion and control over and the exclusive right of withdrawal from the Accounts as provided herein. The Company shall have no right to withdraw, or to cause the withdrawal of funds held in the Accounts or to direct the investment of such funds or the liquidation of any Permitted Investments, in each case other than as expressly provided herein. Amounts deposited in the Accounts shall be applied exclusively as provided in this Agreement. In the event either the Company or any Beneficiary receives any amounts which should have been deposited to the Collection Account, the Company or such Beneficiary, as the case may be, shall hold the same in trust for and on behalf of the Beneficiaries and promptly deliver the same to the Collateral Agent in the form received (with any necessary endorsement) for deposit in the Collection Account and application in accordance with this Agreement.

     Section 3.11.  Notice of Amounts Owed.  Not later than the fifth Business
                    ----------------------
Day of each month before, an Authorized Representative of each Lender Agent and Lessor Agent shall certify

                                                       [Intercreditor Agreement]

to the Collateral Agent in writing, the amounts owed pursuant to each clause of
Section 3.4, other than amounts which are reported in the Monthly Report based upon the Manager's knowledge of amounts due and owing, with respect to its related Lease or Loan Documentation for the next occurring Monthly Transfer Date. Each Lender Agent and Lessor Agent hereby agrees to include in such certification amounts which are owed to any other Person pursuant to the related Operative Agreements and which are so certified to such Lender Agent or Lessor Agent.

     Section 3.12.  Investment of Funds in the Accounts.  Funds on deposit in
                    -----------------------------------
the Accounts, including any sub-account thereof, shall be invested and reinvested in Permitted Investments at the written direction of the Company (or the Manager on behalf of the Company). If at any time the Company, or the Manager on behalf of the Company, fails to direct investment, the Collateral Agent is hereby authorized to invest funds held in any of the Accounts in the Pegasus U.S. Government Cash Management Fund so long as such fund otherwise qualifies as a Permitted Investment. All Permitted Investments shall be maintained in the name of the Collateral Agent and held by the Collateral Agent in its name for the benefit of the Beneficiaries. Possession of any certificate evidencing any Permitted Investment shall be maintained by the Collateral Agent. All such investments made with funds on deposit in any Account shall mature not later than the Business Day next preceding the Monthly Transfer Date next succeeding the day such investment is made. Investment earnings on funds on deposit in any Account (net of losses and investment expenses) shall be deposited in the Collection Account monthly and treated as Collections. Any losses shall be charged to the applicable Account.

     Section 3.13.  Disposition of Accounts Upon Retirement of Secured
                    --------------------------------------------------
Obligations. Notwithstanding the payment in full of all amounts then due in
-----------
respect of all Secured Obligations, the Collateral Agent shall, following the later to occur of the date of such payment and the return of all of the Units to be returned under any Lease, in accordance with the terms thereof, deposit in the Post Lease Term Reserve Account funds in the amount of $8,000,000, which deposit shall be funded by transferring amounts from the Accounts (other than the Special Reserves Account and the Special Insurance Reserves Account), such funds to be held as collateral security solely for the benefit of each Lessor and Owner Participant to secure any and all obligations of Lessee to such parties which may arise or become known during the period, all of which shall be deemed to be "Secured Obligations" hereunder. Such amount shall be held hereunder (except as expressly provided herein) under the same terms and conditions as shall be applicable to the Liquidity Reserve Account, and shall be released by the Collateral Agent only upon certification to the Collateral Agent by an Authorized Representative of any Owner Participant that an amount secured thereby is owing and unpaid. With respect to (a) the initial funding of the Post Lease Term Reserve Account, all amounts remaining in any Account (other than the Post Lease Term Reserve Account, the Special Reserves Account and the Special Insurance Reserves Account) established in Section 3.1, and (b) the expiration of 36 months after the initial funding of the Post Lease Term Reserve Account, all amounts remaining in the Post Lease Term Reserve Account; the amounts referred to in (a) and (b) shall, at such time and after the payment in full of all other amounts due and owing by the Company, at the written direction of the Company be paid by the Collateral Agent to or upon the order of the Company; provided that, if a Responsible Officer (as defined in each Lease) of the Company or the Manager has actual knowledge of any occurrence, event or claim which would give rise to an obligation on the

                                                       [Intercreditor Agreement]

part of the Company to pay any amounts pursuant to the Leases or Section 7 of the Participation Agreements, then only such amounts as are in excess of the amounts reasonably expected to be required to satisfy such obligations (such amounts to be agreed to by the applicable Owner Participants acting in good faith and after taking into account any amounts on deposit in the Special Reserves Account which are being held for such purpose) shall be released; provided further that the Company may, following the initial funding of the Post Lease Term Reserve Account, in lieu of maintaining the amounts in the Post Lease Term Reserve Account, provide an indemnity in favor of each Lessor and Owner Participant (such indemnity to be reasonably satisfactory in form and scope to the Owner Participants and at least as extensive as Lessee's indemnities set forth in Section 7 of the Participation Agreements) from Lessee Parent, covering the ongoing obligations of the Company under the Leases and Section 7 of the Participation Agreements whereupon all amounts remaining in any Account shall be paid to the order of the Company as aforesaid Amounts, if any, in the Special Reserve Account shall remain on deposit therein and be applied as provided in
Section 3.7(a).

     Section 3.14.  Account Balance Statements.  The Collateral Agent shall, on
                    --------------------------
a monthly basis and at such other times as a Beneficiary or the Company may from time to time reasonably request, provide to the Beneficiary or the Company, Account balance statements in respect of each of the Accounts and sub-accounts, if any. Such balance statements shall also include deposits, withdrawals and transfers from and to any Account and sub-account, if any.

                                  SECTION 4.
                 CERTAIN AGREEMENTS AMONG THE SECURED PARTIES

     Section 4.1.   Priority of Security Interests.  (a)  Each Beneficiary
                    ------------------------------
agrees that the Security Interest of such Beneficiary in any Collateral ranks and will rank equally in priority with the Security Interest of the other Beneficiaries in the Collateral, subject to the priority of payments set forth in Section 3.4 and subject to Section 4.3 and 4.4.

     (b) The priorities specified in this Agreement with respect to (i) the Collateral, (ii) all proceeds of the Collateral and (iii) all amounts and funds on deposit in the Accounts, in each case are applicable irrespective of any statement to the contrary in any Operative Agreement or any Company Document, the time or order or method of attachment or perfection of Liens, the time or order of filing of financing statements, or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests and to the extent not provided for in this Agreement, the rights and priorities of the Beneficiaries shall be determined in accordance with applicable law.

     Section 4.2.  Exercise of Rights.  So long as any Secured Obligations
                   ------------------
remain outstanding, each of the Beneficiaries hereby acknowledges and agrees as follows:

          (a) Subject to Section 5.2 hereof, (i) until a Lease Event of Default shall have occurred, the Collateral Agent shall administer the Collateral in the manner contemplated by this Agreement, including, in particular, Article 3 hereof, and (ii) upon the occurrence and continu-

                                                       [Intercreditor Agreement]

uance of a Lease Event of Default, the Collateral Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it under this Agreement and applicable law only upon the written instruction of, and on behalf of, the Required Beneficiaries in accordance with this Section 4.2 and Sections 4.3 and 4.4 hereof.

          (b) No Beneficiaries and no class or classes of Beneficiaries shall have any right, other than in accordance with this Section 4.2 and Sections 4.3 and 4.4 hereof, to (i) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Secured Obligations, (ii) exercise or refrain from exercising any rights to direct the Collateral Agent to take any action in respect of the Collateral, or
(iii) take any other action with respect to the Collateral (A) independently of the Collateral Agent or (B) other than to direct the Collateral Agent to take action in accordance with this Section 4.2 and Sections 4.3 and 4.4 hereof. Any of the Beneficiaries or the Collateral Agent may, at any time and from time to time (i) amend in any manner any outstanding Company Documents to which they are a party in accordance with the terms thereof, (ii) release anyone liable in any manner under or in respect of such Beneficiary's Secured Obligations in accordance with the terms of the Company Documents to which they are a party and
(iii) apply any sums from time to time received for payment or satisfaction of such Beneficiary's Secured Obligations except as otherwise provided in Section
4.5 hereof.

          (c) Each Beneficiary hereby agrees that upon the request of the Collateral Agent it will give the Collateral Agent notice of the outstanding Secured Obligations owed by the Company to such Beneficiary in connection with the related Lease or Loan Documentation and any other information that the Collateral Agent may reasonably request.

     Section 4.3.  Actions Upon a Lease Event of Default.  So long as any
                   -------------------------------------
Secured Obligations remain outstanding, the following provisions shall apply:

          (a) Each Beneficiary hereby agrees to give each other Beneficiary and the Collateral Agent written notice of the occurrence of any Lease Event of Default (and, in the case of the Manager and the Insurance Manager, any Lease Default) and of the occurrence of the termination of such Beneficiary's related Lease or Loan Document or Company Document or an acceleration of a Lender Loan under such Beneficiary's related Lender Documents, wherein such Beneficiary's Secured Obligations have been declared to be or have become due and payable earlier than the scheduled term or maturity thereof and setting forth the aggregate amount of Secured Obligations that have been so accelerated under such related Lease or Loan Document or related Lender Documents, in each case, as soon as practicable after such Beneficiary obtains actual knowledge of the occurrence thereof; provided, however, that the failure to provide such notice shall not limit or impair the rights of the Beneficiaries hereunder, or under the related Lender Documents, related Operative Agreements or related Company Documents. Except in the case of the Manager and the Insurance Manager, no Beneficiary shall be deemed to have knowledge or notice of the occurrence of any Lease Event of Default until such Beneficiary has received a written notice of such Lease Event of Default from the Company or any other Person, if any, for whom such Beneficiary is acting as agent or trustee.

                                                       [Intercreditor Agreement]

          (b) The Company hereby agrees that if a Lease Event of Default shall have occurred and is continuing, the Collateral Agent and any agent described in
Section 5.2 hereof is hereby irrevocably authorized and empowered to act as the attorney-in-fact for the Company with respect to the giving of any instructions or notices under this Agreement.

     Section 4.4.  Exercise of Remedies and Application of Proceeds.  So long as
                   ------------------------------------------------
any Secured Obligations remain outstanding to more than one Beneficiary, the following provisions shall apply:

          (a) If a Lease Event of Default shall have occurred and is continuing, upon the written request of the Required Beneficiaries, the Collateral Agent shall render an accounting of the current balance of each Account.

          (b) If a Lease Event of Default shall have occurred and is continuing, and only in such event, upon the written request of the Required Beneficiaries the Collateral Agent shall be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under this Agreement and which the Required Beneficiaries direct it to take under this Agreement, including realization and foreclosure on the Collateral.

          (c) If a Lease Event of Default relating to a default by the Manager under the Management Agreement shall have occurred and is continuing, and Lessee Parent is terminated as Manager under the Management Agreement, the Collateral Agent shall be authorized to send the LockBox Change Notice to the LockBox Bank.

          (d) The proceeds of any sale, disposition or other realization or foreclosure by the Collateral Agent upon the Collateral or any portion thereof shall be governed by this Section 4.4(d). Any non-cash proceeds resulting from such liquidation of the Collateral shall be held by the Collateral Agent for the benefit of the Beneficiaries until later sold or otherwise converted into cash, at which time the Collateral Agent shall transfer any cash proceeds net of expenses resulting from liquidation of the Collateral (i) in accordance with
Section 3.4 hereof so long as any Lender Loan or Assumed Debt are outstanding and (ii) thereafter, at the direction of the Required Beneficiaries.

     Section 4.5.  Receipt of Money or Proceeds.  Each Beneficiary hereby agrees
                   ----------------------------
that if, at any time during the term of this Agreement, such Beneficiary receives any payment or distribution of assets of the Company of any kind or character, whether monies or cash proceeds resulting from liquidation of the Collateral, other than in accordance with the terms of this Agreement, such Beneficiary shall hold such payment or distribution in trust for the benefit of the Collateral Agent on behalf of all Beneficiaries and shall immediately remit such payment or distribution to the Collateral Agent.

     Section 4.6.   Additional Beneficiaries.  Each Person replacing any of the
                    ------------------------
Beneficiaries and each Person (or trustee or agent thereof) to which the Company incurs an obligation for the payment of any Lease obligations or Assumed Debt, is required to become a party to this Agreement, and any person which executes and delivers a counterpart to this Agreement and is

                                                       [Intercreditor Agreement]

designated as a Beneficiary pursuant to the terms of the Designation Letter, shall become a party hereto, shall be bound by and subject to the terms and conditions hereof and the covenants, stipulations and agreements contained herein.

                                  SECTION 5.
                             THE COLLATERAL AGENT

     Section 5.1.  Appointment and Duties of Collateral Agent.  (a)  Subject to
                   ------------------------------------------
Section 5.2 hereof, each Beneficiary hereby designates and appoints The First National Bank of Chicago to act as the Collateral Agent under this Agreement, and each of the Beneficiaries hereby authorizes The First National Bank of Chicago, as the Collateral Agent, to take such actions on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Lender Documents, Operative Agreements or the Company Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under any Company Document, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct.

          (b) Notwithstanding anything to the contrary in this Agreement or any Lender Document, Operative Agreement or Company Document, the Collateral Agent shall not exercise any rights or remedies under this Agreement, or give any consent under any Company Documents or this Agreement, or enter into any agreement amending, modifying, supplementing or waiving any provision of any Company Document or this Agreement unless it shall have been directed to do so in writing by the Required Beneficiaries.

     Section 5.2.  Rights of Collateral Agent; Limitation of Liability.  (a)
                   ---------------------------------------------------
The Collateral Agent may at any time, both before and after any Lease Event of Default, delegate any of its duties under this Agreement to agent(s) or attorney(s)-in-fact, and shall be entitled to rely fully on the advice of counsel or other experts (including accountants, broker-dealers, investment bankers, and similar professionals) concerning all matters. If the Collateral Agent elects to utilize an agent, it shall not have any duty to monitor nor be responsible for the misconduct or negligence of any agent appointed with due care. Except as otherwise expressly provided in this Agreement, at no time shall the Collateral Agent have any duty or responsibility with respect to the safekeeping, management, administration, preservation, operation, sufficiency, value, or condition of any Collateral, nor any duty or responsibility to take any action, including any execution or filing, to perfect or maintain any security interest in any Collateral or any priority, nor to monitor the same.

          (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall (i) be liable for any action lawfully taken or omitted to be taken by it under or in connection with this Agreement or any Company Document (except for

                                                       [Intercreditor Agreement]

its gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Beneficiaries for any recitals, statements, representations or warranties made by the Company or any representative thereof contained in this Agreement or any Company Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any Company Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Company Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Beneficiary or any other Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Company Document, or to inspect the properties, books or records of the Company.

          (c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying in good faith, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons and upon any opinion, advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. In connection with any request of the Required Beneficiaries, the Collateral Agent shall be fully protected in relying on a certificate of any Person, signed by an Authorized Representative of such Person, which certificate shall state that the Person signing such certificate is an Authorized Representative of such Person and shall state specifically the Company Document and provision thereof pursuant to which the Collateral Agent is being directed to act. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying on such certificate. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any Company Document (i) if such action, in the reasonable opinion of the Collateral Agent, would be contrary to law or the terms of this Agreement or the Company Document, (ii) if such action is not specifically provided for in this Agreement or such Company Document, and it shall not have received such advice or concurrence of the Required Beneficiaries as it deems appropriate or (iii) if, in connection with the taking of any such action, it shall not first be indemnified to its satisfaction by the Beneficiaries against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any Company Document in accordance with a request of the Required Beneficiaries (to the extent that the Required Beneficiaries are expressly authorized to direct the Collateral Agent to take or refrain from taking such action), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Beneficiaries.

          (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Lease Event of Default unless and until a Responsible Officer of the Collateral Agent has received a written notice or a certificate from a Beneficiary stating that a Lease Event of Default has occurred under their respective Lender Documents, Operative Agreements or Company Documents. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to

                                                       [Intercreditor Agreement]

inquire whether a Lease Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any such notice or certificate so furnished to it. No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Company Document or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In the event that the Collateral Agent receives such a notice of or certificate regarding the occurrence of any Lease Event of Default, the Collateral Agent shall give notice thereof to the Beneficiaries. Subject to this Section 5.2, the Collateral Agent shall take such action with respect to such Lease Event of Default as so requested pursuant to Sections 4.2, 4.3 and
4.4 hereof.

          (e) The Company will pay the Collateral Agent upon demand the amount of any and all compensation for its services as may be agreed with the Company from time to time and reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Collateral Agent may reasonably incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Beneficiaries hereunder or under the Company Documents or (iv) the failure by the Company to perform or observe any of the provisions hereof or of any Company Document.

     Section 5.3.  Lack of Reliance on the Collateral Agent.  Each of the
                   ----------------------------------------
Beneficiaries expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including, without limitation, any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Beneficiary. Each Beneficiary represents that it is not relying on the Collateral Agent to grant, perfect and maintain the pledge of, security interest in, and priority of, the Collateral; provided that the Collateral Agent shall be required to perform its obligations under this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Beneficiaries by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Beneficiary with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

     Section 5.4.  Indemnification; Bankruptcy.  The Company hereby agrees to
                   ---------------------------
indemnify the Collateral Agent and each of its officers, directors, shareholders, controlling persons, employees, agents and servants (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations penalties, actions, causes of action, judgments, suits, costs, expenses or disbursements (including, without limitation, reasonable attorneys' and consultants' fees and expenses) (collectively, "Damages") of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Indemnified Party (or which may be

                                                       [Intercreditor Agreement]

claimed against any Indemnified Party by any Person) by reason of, in connection with or in any way relating to or arising out of any Collateral or any other documents or transactions in connection with or relating thereto, including this Agreement, unless due to the gross negligence or willful misconduct of such Indemnified Party. The Company further shall, upon demand by any Indemnified Party, pay to such Indemnified Party all reasonable costs and expenses incurred by such Indemnified Party in enforcing any rights under this Agreement or the Company Documents, including reasonable fees and expenses of counsel. The agreements in this Section 5.4 shall survive the payment or satisfaction in full of the Secured Obligations and the resignation or removal of the Collateral Agent or the termination of this Agreement and shall be without duplication of any amounts due to an Indemnified Party under any other Company Document, Lender Document or Operation Agreement.

     Section 5.5.  Resignation or Removal of the Collateral Agent.  The
                   ----------------------------------------------
Collateral Agent may resign as Collateral Agent upon ninety (90) days' notice to the Beneficiaries and may be removed at any time with or without cause by the Required Beneficiaries, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section
5.5. If no successor Collateral Agent shall have been so appointed within ninety
(90) days, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a new Collateral Agent. The Company shall have the right to remove the Collateral Agent upon ninety (90) days' notice to the Beneficiaries with or without cause, effective upon the appointment of a successor Collateral Agent under this Section 5.5, which is reasonably acceptable to the Required Beneficiaries. If the Collateral Agent shall resign or be removed as Collateral Agent by the Required Beneficiaries or the Company, as applicable, then the Required Beneficiaries shall (and if no such successor shall have been appointed within ninety (90) days of the Collateral Agent's resignation or removal, the Collateral Agent may) appoint a successor agent for the Beneficiaries, which successor agent shall be reasonably acceptable to the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the "Collateral Agent", and the term "Collateral Agent" shall mean such successor agent effective upon its appointment, and except as provided in
Section 5.4 and Section 5.2(e) above, the former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent) or any of the Beneficiaries. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

     Section 5.6.  Relationships with Collateral Agent.  The Collateral Agent
                   -----------------------------------
and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any party to any of the Operative Agreements or any of their Affiliates as though the Collateral Agent were not the Collateral Agent hereunder.

                                  SECTION 6.
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

                                                       [Intercreditor Agreement]

                                 OF THE COMPANY

     Section 6.1.  Representations and Warranties.  The Company represents and
                   ------------------------------
warrants to the Collateral Agent and the Beneficiaries as follows:

          (a) Due Organization.  The Company is a corporation duly organized,
              ----------------
validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to carry on its business as now conducted or to enter into and perform its obligations under the Company Documents and the Operative Agreements to which the Company is a party, has the corporate power and authority to carry on its business as now conducted, and has the requisite power and authority to execute, deliver and perform its obligations under the Company Documents and the Operative Agreements to which the Company is a party.

          (b) Special Purpose Status.  The Company has not engaged in any
              ----------------------
activities since its incorporation other than those incidental to its incorporation and other appropriate corporate steps including the issue of shares and arrangements for the payment of fees to its directors, the leasing and subleasing of the Units and the execution of the Company Documents and the Operative Agreements to which the Company is a party and the activities referred to in or contemplated by such agreements.

          (c) Non-Contravention.  The creation of the Security Interests and the
              -----------------
execution, delivery and performance by the Company of this Agreement and compliance by the Company with all of the provisions hereof do not and will not contravene any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on the Company or any of its properties, or contravene the provisions of, or constitute a default by the Company under, or result in the creation of any Lien (except for Permitted Liens) upon the property of the Company under its certificate of incorporation or by-laws or any indenture, mortgage, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its property is bound or affected.

          (d) Due Authorization, Validity and Enforceability.  This Agreement
              ----------------------------------------------
has been duly authorized by all necessary corporate action executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

          (e) No Trigger Event.  No Trigger Event has occurred and is continuing
              ----------------
and to the knowledge of the Company, no event with which the giving of notice and/or the passage of time or both would constitute a Trigger Event has occurred.

          (f) No Liens.  There exists no Lien other than the security interests
              --------
created by or pursuant to this Agreement and the other Company Documents and the Operative Agreements

                                                       [Intercreditor Agreement]

to which the Company is a party over the assets or undertaking of the Company which, had this Agreement been executed, would rank in priority to or pari passu with the Security Interests.

          (g) No Consents.  All consents, approvals (including shareholder
              -----------
approval, if necessary), authorizations or other orders of all regulatory authorities required for or in connection with the execution and performance of this Agreement by the Company and the creation of the security therefor have been obtained and are in full force and effect and not contingent upon fulfillment of any condition.

          (h) No Litigation.  There are no proceedings pending or, to the
              -------------
knowledge of the Company, threatened against the Company in any court or before any governmental authority or arbitration board or tribunal.

          (i) Employees, Subsidiaries.  The Company has no employees or
              -----------------------
subsidiaries.

          (j) Security Interests.  The Company is or will be, at the point at
              ------------------
which the Collateral becomes subject to the Security Interests for the Secured Obligations created by this Agreement, the beneficial owner of all of such Collateral free from all Liens and claims whatsoever other than Permitted Liens.

          (k) All filings, recordings, registrations and other actions have been made, obtained and taken in all relevant jurisdictions in the United States that are necessary to create and perfect the Liens in all right, title, estate and interest of the Company in the Collateral (other than the Car Service Contracts), subject to no prior, equal or junior Liens.

          (l) No Other Conditions.  All acts, conditions and things required to
              -------------------
be done, fulfilled and performed in order (a) to enable the Company to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in this Agreement, (b) to ensure that the obligations expressed to be assumed by it in this Agreement are legal and binding and (c) to make this Agreement admissible in evidence in its jurisdiction of incorporation and operation have been done, fulfilled and performed.

          (m) No Filing.  Under the law of New York and the United States in
              ---------
force at the date hereof, it is not necessary or desirable that this Agreement be filed, recorded or enrolled with any court or other authority in any such jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Agreement.

          (n) Lockbox Bank and Accounts.  The Lockbox Bank is the only
              -------------------------
institution holding any lockbox accounts for the receipt of payments from obligors in respect of the Car Service Contracts. On or before October 12, 1998, all obligors of the Collateral will have been duly instructed by invoice or otherwise to make payments only to the Lockbox or the Collection Account, as applicable, and such instructions are in full force and effect.

     Section 6.2.  General Covenants.  The Company covenants with the Collateral
                   -----------------
Agent and the Beneficiaries as follows:

                                                       [Intercreditor Agreement]

          (a) No Liens.  The Company will not incur, create, assume or suffer to
              --------
exist upon any of the Collateral any Lien whatsoever, except for the rights of the Sublessees under the Car Service Contracts and the Security Interests pursuant to this Agreement.

          (b) No Disposition.  Except with the prior written consent of the
              --------------
Collateral Agent and the Required Beneficiaries or as contemplated by this Agreement or the Operative Agreements, the Company will not sell or otherwise dispose of any of the Collateral or any interest therein or agree or attempt or purport to do so. Except with the prior written consent of the Collateral Agent and the Required Beneficiaries, the Company will not sell, transfer, pledge, assign or otherwise dispose of the GARC II SUBI Certificate (as defined in the Servicing Agreement) evidencing an undivided 100% interest in the GARC II SUBI Portfolio of General American Marks Company, a Delaware business trust. Amounts received by the Company in respect of such certificate shall be deposited in the Collection Account and applied as provided in Section 3.4.

          (c) No Accounts.  Except as contemplated herein, the Company will not
              -----------
have an interest in any bank account (other than the Accounts and other than any account which may be required to be established as a necessary consequence of or in order to invest in or otherwise acquire a Permitted Investment) unless (i) any such further account and the Company's interest therein shall be further charged or otherwise secured in favor of the Collateral Agent on terms consistent with the Accounts and (ii) there shall have been delivered to the Collateral Agent and each Rating Agency an opinion of counsel reasonably satisfactory to them to the effect that the Collateral Agent has a duly perfected security interest in such account, subject to customary exceptions which are no more extensive than those indicated in any opinion of counsel to the Company delivered on the Closing Date.

          (d) Notices.  If at any time any creditor of the Company seeks to
              -------
enforce any judgment or order of any competent court or other competent tribunal against any of the Collateral, the Company shall (i) promptly give written notice to such creditor and to such court or tribunal of the Collateral Agent's interests therein; (ii) if at any time an examiner, administrator, administrative receiver, receiver, trustee, custodian, sequestrator, conservator or other similar appointee (an "Insolvency Appointee") is appointed in respect of any secured creditor or any of their assets, promptly give notice to such appointee of the Collateral Agent's interests therein; and (iii) notify the Collateral Agent thereof in either case. The Company will not voluntarily appoint or cause to be appointed or commence any proceeding to appoint any Insolvency Appointee over all or any of its property.

          (e) Compliance with Relevant Documents.  The Company will comply with
              ----------------------------------
and perform all its obligations under this Agreement, the other Company Documents and the Operative Agreements to which the Company is a party and forthwith give notice in writing to the Collateral Agent of any breach by the Company of any of the covenants or provisions contained in the Company Documents and the Operative Agreements to which the Company is a party, except in each case to the extent that any such breach could not reasonably be expected to have a material adverse effect on the Company or the Company's ability to perform its

                                                       [Intercreditor Agreement]

obligations under the Company Documents or the Operative Agreements to which the Company is a party.

          (f) Information.  The Company will at all times give to the Collateral
              -----------
Agent such information as the Collateral Agent may reasonably require for the purpose of the discharge of the powers, rights, duties, authorities and discretions vested in it hereunder, under any other Company Document or by operation of law.

          (g) Further Assurances.  The Company will comply with all reasonable
              ------------------
directions given to it by the Collateral Agent to perfect the Security Interests in the Collateral (excluding the Car Service Contracts). The Company will execute such further documents and do all acts and things as the Collateral Agent may reasonably require at any time or times to give effect to the Company Documents.

          (h) No Effect on Security Interest.  Except as otherwise provided in
              ------------------------------
this Agreement, the Company will not agree to the amendment of any Company Document (excluding the Car Service Contracts) unless r

          (i) the Collateral Agent has confirmed to the Company that it has received from legal counsel acceptable to it an opinion to the effect that such amendment will not result in the Security Interests being prejudiced.

          (j) Restrictions on Certain Actions.  The Company (i) will not take,
              -------------------------------
or knowingly permit to be taken, any action which would amend, terminate or discharge or prejudice the validity or effectiveness or priority of the Security Interests or permit any party to any of the Company Documents (excluding the Car Service Contracts) whose obligations form part of the security created by this Agreement to be released from such obligations except, in each case as permitted or contemplated by this Agreement, or the other Company Documents or the Operative Agreements to which the Company is a party and (ii) will not knowingly take, or knowingly permit to be taken, any action which, subject to the performance of its obligations under the Company Documents and the fiduciary obligations of the members of its board of directors, would reasonably be expected to result in the lowering or withdrawal of the then current rating of any Rated Security.

          (k) Subsidiaries.  Except with the consent of the Required
              ------------
Beneficiaries, the Company will not have or establish any subsidiaries.

          (l) Restrictions on Dividends.  The Company shall not declare or pay
              -------------------------
any dividend or make any other payment on its share capital or to the holders of its share capital, as such (other than dividends payable in share capital), or purchase, redeem or otherwise acquire or retire for value, any such share capital of the Company, in each case except out of funds available to the Company pursuant to Section 3.9.

          (m) Business Restrictions.  The Company shall not engage in any
              ---------------------
business activity other than leasing and subleasing the Units pursuant to the Leases and the Car Service Contracts, maintaining the insurance provided for in the Insurance Agreement relating to the

                                                       [Intercreditor Agreement]

Units, preserving, exercising or enforcing its rights under any Company Documents or Operative Agreements to which the Company is a party, entering into and performing its obligations under the Company Documents and such Operative Agreements, applying its funds and making payments in accordance with the Company Documents and such Operative Agreements and engaging in any transaction reasonably incidental thereto.

          (n) Restriction on Loans and Guarantees.  The Company shall not make
              -----------------------------------
any loan, advance or guarantee to any Person other than (i) indemnities under the Company Documents, (ii) indemnities under the Operative Agreements to which the Company is a party, (iii) advances as may be made in the ordinary course of business in favor of Sublessees under the Car Service Contracts, and (iv) investments of funds as provided in Section 3.12.

          (o) Restriction on Consolidation and Merger.  The Company (a) shall
              ---------------------------------------
not consolidate or merge into any other Person; (b) shall not permit any other Person to consolidate with or merge into the Company; (c) shall not, directly or indirectly, transfer, convey, sell (other than pursuant to the Participation Agreements on the Closing Date), lease (other than pursuant to a Car Service Contract) or otherwise dispose of all or substantially all of its properties and assets as an entirety; and (d) shall not (i) acquire capital stock or other ownership interests of any other Person such that such Person becomes a subsidiary of the Company or (ii) directly or indirectly, purchase, lease, or otherwise acquire all or substantially all of the property and assets of any Person as an entirety or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person.

          (p) Restriction on Assets Dealings.  Subject to the last sentence of
              ------------------------------
this Section 6.2, the Company shall not sell, transfer, release or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any of its assets to any Person.

          (q) Dealings with Stock.  The Company shall not issue, deliver or sell
              -------------------
any additional shares or other capital stock of the Company, except to Lessee Parent.

          (r) Constituent Documents.  The Company shall not amend, modify or
              ---------------------
supplement its By-laws and Certificate of Incorporation without the consent of the Required Beneficiaries.

          (s) Directors' Remuneration.  The Company shall not pay any fees to
              -----------------------
its directors other than its independent directors.

          (t) Management.  The Company shall at all times be a party to the
              ----------
Management Agreement and shall, if necessary, take any steps required of it in connection with the appointment of any Successor Manager thereunder. The Company shall at all times procure that it is party to the Administrative Services Agreement or a substitute agreement substantially similar thereto.

          (u) Insurance Agreement.  The Company shall at all times be a party to
              -------------------
the Insurance Agreement and shall maintain the insurance provided for under the Leases, and shall, if

                                                       [Intercreditor Agreement]

necessary, take any steps required of it in connection with the appointment of any Successor Insurance Manager thereunder.

          (v) Existence.  The Company will do or cause to be done all things
              ---------
necessary to preserve and keep in full force and effect its existence and form, rights (charter and statutory) and franchises.

          (w) Limitation on Transactions with Affiliates and Related Persons.
              --------------------------------------------------------------
Other than the Company Documents and the Operative Agreements to which the Company is a party on the Closing Date and other than investments permitted under the definition of Permitted Investments, the Company shall not directly or indirectly enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service or the making of any loan or advance), with any Affiliate, unless its Board of Directors shall determine in its good faith judgment and evidenced by a Board Resolution that:

              (1) the terms of such transaction are in the best interests of the Company; and

              (2) such transaction is on terms no less favorable to the Company than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate of the Company.

          (x) Limitation on Indebtedness.  The Company shall not create or incur
              --------------------------
or suffer to exist any additional indebtedness other than in accordance with the Company Documents and the Operative Agreements to which the Company is a party.

     Notwithstanding anything to the contrary contained in this Section 6.2, it is understood and agreed that the Company shall have full right, power and authority to deal with the Units, the Car Service Contracts and the other Company Documents in the ordinary course of its railcar leasing business, including, without limitation, the right, power and authority from time to time to amend, modify, supplement, terminate, and extend Car Service Contracts, to enter into new or additional Car Service Contracts and to release Sublessees from all or any part of their obligations under Car Service Contracts, subject, however, to the security interest granted in Section 2.1(a), the express provisions of Sections 6.3 and 6.4 hereof and the express provisions of the Leases and the Operative Agreements.

     Section 6.3.  Covenants.  The Company shall at all times:
                   ---------

          (a) not commingle its assets with those of any Person, including any Affiliate, except with respect to the Accounts.

          (b) conduct its business separate from any direct or ultimate parent of the Company.

          (c) maintain separate financial statements from those of any other Person.

                                                       [Intercreditor Agreement]

          (d) pay its own expenses and liabilities and pay the salaries of its own employees, if any, from its own funds.

          (e) maintain an "arm's-length relationship" with its Affiliates.

          (f) not guarantee or become obligated for the debts of any other Person and not hold out its credit as being available to satisfy the obligations of others.

          (g) use separate stationery, invoices (subject to Section 6.2(b) of the Management Agreement) and checks and hold itself out as a separate and distinct entity from any other Person.

          (h) observe all corporate formalities required by the law of its jurisdiction of incorporation.

          (i) not acquire obligations or securities of any Person, except Permitted Investments.

          (j) allocate fairly and reasonably overhead for shared office space, if any.

          (k) except as for the Security Interests, not pledge its assets for the benefit of any other Person (other than to the related Indenture Trustee in connection with the assumption of the Equipment Notes pursuant to Section 3.6 of any Initial Indenture) or make any loans or advances to any Person.

          (l) correct any known misunderstanding regarding its separate identity from other Persons.

          (m) maintain adequate capital in light of its contemplated business operations.

          (n) maintain books and records (in accordance with generally accepted accounting principle in the United States) separate from any other Person at its principal office which show a true and accurate record in United States dollars of all business transactions arising out of and in connection with the conduct of the Company and the operation of its business in sufficient detail to allow preparation of tax returns required to be prepared and the maintenance of the Accounts.

          (o) maintain accounts separate from any other person or entity other than the Accounts.

          (p) conduct its business in its own name.

                                                       [Intercreditor Agreement]

     Section 6.4.  Operation of Units; Leases.  The Company covenants with the
                   --------------------------
Collateral Agent and the Beneficiaries as follows with respect to the operation of each Unit and the Leases:

          (a)  Licenses, etc.  The Company shall obtain or cause to be obtained
               -------------
all necessary certificates, licenses, permits and authorizations required for the use and operation by the Company of the Units from time to time and will maintain or cause to be maintained each such certificate, license, permit and authorization in full force and effect for so long as the same shall be required; provided, however, that the Company may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such certificate, license, permit or authorization in any reasonable manner which does not (i) materially interfere with the use, possession, operation or return of the Units, or (ii) materially adversely affect the rights or interests of any Lessor or Indenture Trustee in their respective Units or under their respective Leases, (iii) otherwise expose any Lessor, Indenture Trustee or their respective Participant to criminal sanctions or (iv) release the Company from the obligation to return the Units in compliance with the applicable provisions of any Lease.

          (b)  Restriction on Exercise of Lease Options.  The Company will not
               ----------------------------------------
exercise any purchase option or obsolescence termination option under any Lease
(i) if any Lease Event of Default or an Intercreditor Event of Default under any Lender Document shall have occurred and be continuing (ii) unless all amounts required to be on deposit in the Accounts are on deposit therein, or (iii) unless funds for the payment of the Termination Value and any Premium Amount, and all other amounts payable under such Lease in connection therewith shall be available to the Company from (a) the proceeds from the sale of such Units, (b) insurance proceeds (c) a capital contribution from Lessee Parent, or (c) monies available to the Company from the Excess Cash Account.

          (c)  Assumption of Debt.  The Company shall not assume any debt
               ------------------
pursuant to any option in any Lease unless, after giving effect to the assumption of such debt by the Company, (i) each of the Rating Agencies shall have confirmed (x) its initial rating with respect to any Rated Security and (y) that the assumption of such debt by the Company will not result in the lowering of its then current rating on any Rated Security, and (ii) the Rating Agencies shall have received a "bring-down" opinion from counsel to the Company with respect to the non-consolidation of the Company in the event of a bankruptcy of Lessee Parent.

          (d)  Additional Leases.  The Company shall not enter into any lease or
               -----------------
related documents other than the Leases, the Operative Agreements, the Company Documents and the Car Service Contracts without the prior written consent of each Lessor which is then a Beneficiary under this Agreement and unless each of the Rating Agencies, after giving effect to such transaction, shall have confirmed (x) their initial ratings with respect to any Rated Security and (y) that the Company entering into such lease and related documents will not result in the lowering of their rating on any Rated Security.


                                  SECTION 7.
                        REPRESENTATIONS AND WARRANTIES

                                                       [Intercreditor Agreement]

                             OF THE BENEFICIARIES

     Section 7.1.  Representations and Warranties.  Each of the Beneficiaries
                   ------------------------------
hereby makes the following representations and warranties as of the date hereof or as of any date such Beneficiary executes and delivers a counterpart of this Agreement and is designated as a Beneficiary pursuant to the Designation Letter, with respect to itself and for the benefit of the other Beneficiaries:

          (a) It is a corporation (or other such entity as applicable) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and is duly qualified to do business in, and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to effect such qualification would not have a material adverse effect upon its ability to perform its obligations pursuant to this Agreement.

          (b) It has all necessary corporate or other relevant power, as the case may be, to execute, deliver and perform under this Agreement. All action on its part that is required for the authorization, execution, delivery and performance of this Agreement has been duly and effectively taken; and the execution, delivery and performance of this Agreement do not require the approval or consent of any shareholder or other owner or the holder or trustee of any debt or other of its obligations which has not been obtained.

          (c) This Agreement has been duly executed and delivered by it, and constitutes the valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity and the effect of public policy (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (d) Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (i) contravenes any material requirement of law applicable to it or (ii) constitutes
(x) a default under or results in the violation of the provisions in its charter, certificate of incorporation, by-laws, or other formation or governance document, as applicable, or (y) a material default of any indenture, loan or credit agreement or any other agreement, lease, instrument or document to which it is a party or by which it or its properties may be bound.

          (e) To the best of its knowledge, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened which could reasonably be expected to have a material and adverse effect on its performance of its obligations hereunder or which questions the validity, binding effect or enforceability hereof, any action to be taken pursuant hereto or any transactions contemplated hereby.

                                                       [Intercreditor Agreement]

                                  SECTION 8.
                                 MISCELLANEOUS

     Section 8.1.  Agreement for Benefit of Parties Hereto.  Nothing in this
                   ---------------------------------------
Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto (including any Persons who have executed and delivered a Designation Letter) and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or representation hereof, and the covenants, representations and agreements contained in this Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Persons for whom the parties hereto are acting as agents or representatives.

     Section 8.2.  Severability.  In case any one or more of the provisions
                   ------------
contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

     Section 8.3.  Notices.  All notices, demands, certificates or other
                   -------
communications hereunder shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered personally, when sent by certified or registered mail, postage prepaid, return receipt requested, or by private courier service, or, if followed and confirmed by mail or courier service notice, when telecopied, in each case, with the proper address as indicated below or as set forth in any effective Designation Letter. Each party may, by written notice given to the other parties, designate any other address or addresses to which notices, certificates or other communications to them shall be sent as contemplated by this Agreement. Notices shall be deemed to have been given if and when received by an officer, manager or supervisor in the department of the addressee specified for attention (unless the addressee refuses to accept delivery, in which case they shall be deemed to have been given when first presented to the addressee for acceptance). Until otherwise so provided by the respective parties, and as otherwise provided in the relevant Designation Letter, all notices, certificates and communications to each of them shall be addressed as follows:

          If to the Collateral Agent:

          The First National Bank of Chicago
          One First National Plaza, Suite 0126
          Chicago, Illinois  60670-0126
          Attention:  Corporate Trust Services Division
          Fax No.:            (312) 407-1708
          Confirmation No.:   (312) 407-8810

                                                       [Intercreditor Agreement]

          If to the Company:

          General American Railcar Corporation II
          500 West Monroe Street
          Chicago, Illinois 60661
          Attention:  Treasurer
          Fax No.:            (312) 621-6270
          Confirmation No.:   (312) 621-6451

          If to any Initial Indenture Trustee:

          State Street Bank and Trust Company
          Two International Place
          Boston, MA 02110
          Attention:  Corporate Trust Services Division
          Fax No.:            (617) 664-____
          Confirmation No.:   (617) 664-____

          If to any Initial Owner Trustee:

          c/o Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, DE  19890-0001
          Attention:  Corporate Trust Administration
          Fax No.:            (302) 651-8882
          Confirmation No.:   (302) 651-1000

          If to the Manager:

          General American Transportation Corporation
          500 West Monroe Street
          Chicago, Illinois 60661
          Attention:  Secretary
          Re:  GARC II
          Fax No.:            (312) 621-6645
          Confirmation No.:   (312) 621-6200

          If to the Insurance Manager:

          General American Transportation Corporation
          500 West Monroe Street
          Chicago, Illinois 60661
          Attention:  Secretary
          Re:  GARC II

                                                       [Intercreditor Agreement]

          Fax No.:            (312) 621-6645
          Confirmation No.:   (312) 621-6200

     Section 8.4.  Successors and Assigns.  Whenever in this Agreement any of
                   ----------------------
the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

     Section 8.5.  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

     SECTION 8.6.  GOVERNING LAW.  THIS AGREEMENT SHALL IN ALL RESPECTS BE
                   -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Section 8.7.  Consent To Jurisdiction.
                   -----------------------

     Each of the parties hereto hereby irrevocably and unconditionally:

               (1) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement or Company Document, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

               (2) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (3) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to each party hereto at its address set forth in Section 8.3 hereof, or at such other address of which the other parties shall have been notified pursuant thereto; and

               (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                                                       [Intercreditor Agreement]

     Section 8.8.  Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY
                   --------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH THIS AGREEMENT.

     Section 8.9.   Amendment; Waiver.  No amendment or waiver of any provision
                    -----------------
of this Agreement shall be effective unless the same shall be in writing and signed by all the Beneficiaries, the Company and all other parties hereto (provided, however, that the execution of any such amendment or waiver by the Company, the Manager and the Insurance Manager shall be required only if such amendment or waiver is adverse to such party or to any of its rights or interests under any of the Operative Agreements), which consents from all such par ties shall not be unreasonably withheld, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that any decrease in the Required Liquidity Reserve Amount or the Required Cash Trapping Amount may only be made if, after giving effect to any such decrease, each of the Rating Agencies shall have confirmed
(x) its initial rating with respect to any Rated Security and (y) that the decrease in the Required Liquidity Reserve Amount and/or the Required Cash Trapping Amount, as the case may be, will not result in the lowering of its then current rating on any Rated Security. No delay on the part of any Beneficiary in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Beneficiary of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

     Section 8.10.  Headings.  Headings herein are for convenience only and
                    --------
shall not be relied upon in interpreting or enforcing this Agreement.

     Section 8.11.  Termination.  This Agreement shall remain in full force and
                    -----------
effect until the Final Termination Date.  Following the Final Termination Date,
Section 5.4 of this Agreement shall continue in full force and effect.

     Section 8.12.  Entire Agreement.  This Agreement, including the documents
                    ----------------
referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

     Section 8.13.  Limitation of Liability.  Notwithstanding anything to the
                    -----------------------
contrary contained in this Agreement, the Company Documents and the Operative Agreements, the liability and obligation of the Company to perform and observe and make good the obligations contained in this Agreement and the Company Documents shall not be enforced by any action or proceeding wherein damages or any money judgment or any deficiency judgment or any judgment establishing any personal obligation or liability shall be sought, collected or otherwise obtained against any officer, director or shareholder (solely by reason of being a shareholder but without prejudice to the obligations any shareholder may have under any Company Document) or related Person of the Company or any Beneficiary, and the Collateral Agent, for itself and its successors and assigns, and on behalf of the other Beneficiaries and the Company, irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment

                                                       [Intercreditor Agreement]

or personal judgment against any officer, director or shareholder or related Person of the Company under or by reason of or in connection with this Agreement and agrees to look solely to the Company and the security and Collateral held under or in connection with the Company Documents for the enforcement of such liability and obligation of the Company.

     Section 8.14.  Conflict With Other Agreements.  Notwithstanding any other
                    ------------------------------
provision hereof, in the event of any conflict between the terms of this Agreement and the other Lender Documents, Operative Agreements or Company Documents, the provisions of this Agreement shall control.

     Section 8.15.  Consequential Damages.  In no event shall the Collateral
                    ---------------------
Agent or any agent described in Section 5.2 hereof be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     Section 8.16.  No Petition in Bankruptcy.  The Beneficiaries hereby agree
                    -------------------------
that, prior to the date which is one year and one day after the payment in full of all outstanding Secured Obligations, (i) no Beneficiary shall authorize the Company to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or to make a general assignment for the benefit of any Beneficiary or any other creditor of the Company, and (ii) none of the Beneficiaries shall commence or join with any other Person in commencing any proceeding against the Company under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

     Section 8.17.  No Partnership Created.  The parties hereto do not intend to
                    ----------------------
create, and nothing herein shall be construed as creating, a partnership under any applicable law.


                            *          *          *

                                                       [Intercreditor Agreement]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first written above.


                              GENERAL AMERICAN RAILCAR
                              CORPORATION II, as Company


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________


                              GENERAL AMERICAN TRANSPORTATION
                              COMPANY, as Manager


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________


                              GENERAL AMERICAN TRANSPORTATION
                              COMPANY, as Insurance Manager


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________


                              STATE STREET BANK AND TRUST COMPANY,
                                as the Initial Indenture Trustee (GARC II 98-A)


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________

                                                       [Intercreditor Agreement]

                              GARC II 98-A RAILCAR TRUST

                              By:  Wilmington Trust Company, not in its
                                   individual capacity but solely as trustee
                                   as the Initial Owner Trustee (GARC II 98-A)


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________


                              STATE STREET BANK AND TRUST COMPANY,
                                as the Initial Indenture Trustee (GARC II 98-B)


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________


                              GARC II 98-B RAILCAR TRUST

                              By:  Wilmington Trust Company, not in its
                                   individual capacity but solely as trustee
                                   as the Initial Owner Trustee (GARC II 98-B)


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________


                              STATE STREET BANK AND TRUST COMPANY,
                                as the Initial Indenture Trustee (GARC II 98-C)


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________

                                                       [Intercreditor Agreement]

                              GARC II 98-C RAILCAR TRUST

                              By:  Wilmington Trust Company, not in its
                                   individual capacity but solely as trustee
                                   as the Initial Owner Trustee (GARC II 98-C)


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________


                              THE FIRST NATIONAL BANK OF CHICAGO,
                                as the Collateral Agent


                              By:______________________________________
                              Name:____________________________________
                              Title:___________________________________

                                                       [Intercreditor Agreement]

                                                                         Annex A


                         [FORM OF DESIGNATION LETTER]


                                    [Date]



The First National Bank
  of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois  60670-0126

          Re:  General American Railcar Corporation II

Ladies and Gentlemen:

     Reference is made to (i) the Collateral Agency and Intercreditor Agreement (the "Intercreditor Agreement") dated as of September 1, 1998 among General American Railcar Corporation II (the "Company"), General American Transportation Corporation (the "Manager") (as defined in the Intercreditor Agreement), General American Transportation Corporation, as Manager and Insurance Manager, the Initial Owner Trustees, the Initial Indenture Trustees, any trustees or agents under any other Company Documents and the Collateral Agent (as defined in the Intercreditor Agreement) and (ii) [Describe New Company Documents]. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Intercreditor Agreement.

     The undersigned is the [Title] [Agent for the [Title] under the [New Company Documents]].

     The undersigned is delivering this Designation Letter pursuant to Section
4.6 of the Intercreditor Agreement in order to permit the undersigned [Insert party to become Beneficiary] under the [New Company Documents] to become Beneficiaries under the Intercreditor Agreement and to benefit from the Collateral in accordance with the terms of the Intercreditor Agreement.

     Attached hereto is a copy of the certificate to be delivered by the Company.

     The undersigned [on behalf of itself and the [Title] accedes to and agrees to be bound by all of the terms and provisions of the Intercreditor Agreement. In furtherance thereof, the

                                                       [Intercreditor Agreement]

undersigned [on behalf of itself and the [Title] agrees to execute a counterpart of the Intercreditor Agreement.

     Our address for notices is:

     [Insert Information]

     Our wire transfer instructions are:

     [Insert Information]

     This Designation Letter may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS AGREEMENT, EXCLUDING (TO THE GREATEST EXTENT A NEW YORK COURT WOULD PERMIT) ANY RULE OF LAW THAT WOULD CAUSE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                    [BENEFICIARY]


                                    By:___________________________________
                                    Name:_________________________________
                                    Title:________________________________


Consented to by:

THE FIRST NATIONAL BANK
  OF CHICAGO, as Collateral Agent


By:___________________________________
Name:_________________________________
Title:________________________________

                                                       [Intercreditor Agreement]

            CERTIFICATE OF GENERAL AMERICAN RAILCAR CORPORATION II


     I, [name], [title] of General American Railcar Corporation II, a Delaware corporation (the "Company"), DO HEREBY CERTIFY on behalf of the Company that
                  -------
[          ] is the [         ] under the [New Company Documents].

     WITNESS my hand this _____ day of _________, ______.



                              ________________________________
                              Name:___________________________
                              Title:__________________________

                                                       [Intercreditor Agreement]

                                                                         Annex B


                        [FORM OF LOCKBOX CHANGE NOTICE]


                                   [To Come]

                                                       [Intercreditor Agreement]

                                                                      Schedule 1


               GATC Affiliates Whose Railcars are Excluded from
                           Definition of GATC Fleet

                                       1